                                               --------------------------------
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ICF Kaiser International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:
         July 12, 1999
     -------------------------------------------------------------------------

Notes:

================================================================================

                       [LOGO OF ICF KAISER APPEARS HERE]

                        ICF Kaiser International, Inc.
                               9300 Lee Highway
                         Fairfax, Virginia 22031-1207

================================================================================

Dear Shareholder:

         The 1999 Annual Meeting of Shareholders of ICF Kaiser International, Inc. will be held on _____________, _____________, 1999, at Kaiser's headquarters, 9300 Lee Highway, Fairfax, Virginia 22031-1207. The matters on the meeting agenda are described on the following pages. The meeting will start promptly at 9:00 a.m. Kaiser's headquarters are located in Fairfax, Virginia, near the Vienna station on the Orange Line of the Washington, D.C. area Metro. On the day of the meeting, there will be a shuttle bus service departing at frequent intervals from the south side of the Vienna station and returning to the station after the meeting.

         This year's Annual Meeting is extremely important to the future of Kaiser. In particular, you will be asked to approve the issuance of up to _______ shares of common stock. These shares may be used in an exchange offer pursuant to which Kaiser will offer to exchange shares of common stock and new notes to retire approximately $_________ of Kaiser's $125 million Senior Subordinated Notes. Kaiser also will offer to repurchase the balance of the outstanding Senior Subordinated Notes with cash available from the June 1999 sale of Kaiser's Consulting Group.

         The reasons for this exchange and the related proposed issuance of shares are detailed in the accompanying proxy statement. In general terms, this exchange is an important remaining step toward restoring Kaiser to a normalized financial position in the wake of the approximately $___ million of losses suffered in 1997, 1998 and 1999 primarily in connection with cost overruns on fixed price contracts to construct four nitric acid plants. Those losses, together with other difficulties, caused Kaiser to lose approximately $____ million from September 30, 1997 through March 31, 1999.

         In response to these losses, and the cash drain they represented, beginning in August 1998 Kaiser's board of directors engaged in a thorough review of strategic alternatives for Kaiser and its operating groups. As a result of that review, Kaiser sold its Environment and Facilities Management
(EFM) Group in April for a cash purchase price, net of working capital adjustments, of $74 million. At the end of June Kaiser sold a 90% interest in its Consulting Group for $64 million of cash plus a $6.6 million note. One of the terms of our sale of Consulting Group was that Kaiser remove from its name the letters "ICF" no later than December 25, 1999. We will therefore, be changing our corporate name to "Kaiser Group International, Inc."

         Because of the cash drain and continuing obligations associated with Kaiser's nitric acid and other losses, these sales were not enough to restore Kaiser to an acceptable financial condition. With the EFM and Consulting Group sales and nitric acid plants behind it, Kaiser has lost the earnings power associated with the sold operating groups and still has $140 million of outstanding notes. Moreover, we find ourselves in the position of not being able to obtain an attractive bank credit facility until we take steps to bring our debt load into balance with our remaining businesses.

         Management and a majority of the members of the board of directors believe that the issuance of shares of common stock we are asking you to approve in connection with the proposed exchange offer is necessary to preserving the value inherent in Kaiser. We recognize we are asking shareholders to swallow a bitter pill in the form of very substantial dilution of their percentage interests in Kaiser. However, we believe the long-term value of Kaiser's shares will be enhanced by this step. The proposed exchange offer involves sacrifices by the holders of our Senior Subordinated Notes and a substantial reduction of Kaiser's long-term debt. Of course, there can be no assurance that holders of Kaiser's Senior Subordinated Notes will accept the proposed exchange offer. As described in the proxy statement, the exchange offer is conditioned on acceptance of the exchange offer by the holders of 95% in principal amount of the Senior Subordinated Notes. We are convinced that, unless the stock issuance is approved by our shareholders and the exchange transaction is accepted by our noteholders, Kaiser will continue to face formidable financial obstacles to stability and future growth.

         The board of directors considered several alternative means of attempting to stabilize Kaiser's financial condition. Among the alternatives considered was the use of the proceeds from the Consulting Group sale in an acquisition of a related business or simply reinvesting the proceeds from the Consulting Group sale in Kaiser's existing business activities. In considering these alternatives the board of directors met several times, reviewed the recommendations of its financial, legal and other professional advisors as well as the information provided by Kaiser's management, and closely analyzed the information available to it. A majority of the members of the board of directors ultimately determined that the exchange offer represents the strongest opportunity for significantly improving Kaiser's financial position.

         Pending your consideration of the matters described in the proxy statement and acceptance of the proposed exchange offer by noteholders, we are continuing aggressive steps to align Kaiser's cost structure with its remaining business, which includes not only our international engineering and construction operations, but also our 50% interest in Kaiser-Hill Company LLC, which serves as the integrating management contractor at the U.S. Department of Energy's Rocky Flats Environmental Technology Site near Denver, Colorado.

         In addition to the authorization of the stock issuance in connection with the exchange offer, we are asking you to approve a reverse stock split, approve certain amendments to Kaiser's Stock Incentive Plan (including an increase to the number of shares available for issuance under that Plan), approve various amendments to our certificate of incorporation and bylaws that will enhance your ability, as a shareholder, to influence company decisions, and vote on such customary matters as election of directors and ratification of our independent accountants.

         We strongly urge your affirmative vote on the proposal to authorize the issuance of additional shares to enable Kaiser to proceed with the exchange offer outlined in the proxy statement and your favorable vote on the other proposals described in the proxy materials.

         A very high percentage of our shareholders hold their stock in street names, which means that the shares are registered in their brokers' names rather than in the shareholders' names. If you want to vote your street name shares at the meeting, you must contact your broker directly in order to obtain a proxy issued to you by your broker. A broker letter that identifies you as a shareholder is not the same thing as a broker-issued proxy. If you fail to bring a broker-issued proxy to the meeting, you will not be able to vote your broker held shares at the 1999 Annual Meeting.

         We urge you to mail your proxy card to our stock transfer agent as promptly as possible using the envelope provided. Please mail your proxy card whether or not you plan to attend the 1999 Annual Meeting. Giving your proxy will not affect your right to vote the shares you hold in your own name (excluding shares held pursuant to Kaiser's various retirement plans) if you decide to attend the meeting.


                                Sincerely,



                                James J. Maiwurm
                                Chairman, President and Chief Executive Officer

July __, 1999

================================================================================

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

================================================================================

To the Shareholders of ICF Kaiser International, Inc.:

          The 1999 Annual Meeting of Shareholders of ICF Kaiser International, Inc. will be held at Kaiser's headquarters, 9300 Lee Highway, Fairfax, Virginia 22031-1207, on ___________, ____________ ____, 1999, at 9:00 a.m., Eastern
Daylight Savings Time. All shareholders of record as of __________ ___, 1999 will be asked to consider and vote at the meeting upon proposals to:

     1. Elect three (3) directors, each for a three-year term expiring at the 2002 Annual Meeting of Shareholders, and until their successors are duly elected or, if the Shareholder Democracy Proposal referred to below as proposal 4 is adopted, for terms expiring at the 2000 Annual Meeting of Shareholders.

     2. Approve the issuance of shares of Kaiser's common stock in connection with an exchange offer for outstanding debt.

     3. Approve an amendment to the certificate of incorporation to effect a reverse split of Kaiser's outstanding common stock in a ratio of one-to-ten, or such lesser amount as the board of directors shall determine in its discretion. As part of the approval by shareholders, the board will have authority not to implement the reverse split in its discretion at any time prior to its effectiveness.

     4. Approve amendments to Kaiser's certificate of incorporation and bylaws to:

               (a) eliminate the provisions of the certificate of incorporation and, where applicable, the bylaws that: (i) require the affirmative vote of holders of 66 2/3% of the outstanding capital stock to approve certain transactions following a change in the majority of directors within twelve months; (ii) provide for staggered, three-year terms for members of the board of directors; (iii) prohibit shareholders from filling vacancies on the board of directors; and (iv) require the affirmative vote of the holders of 66 2/3% of the outstanding capital stock to approve certain amendments to the certificate of incorporation and bylaws; and

               (b) provide that shareholders owning at least twenty percent (20%) of the voting power of the outstanding capital stock could require a special meeting of shareholders to be called (the "Shareholder Democracy Proposal").

     5. Approve an amendment to Kaiser's certificate of incorporation and bylaws to provide that no new shareholder rights plan (sometimes referred to as a "poison pill") shall be adopted without the approval of the shareholders (the "Rights Plan Proposal").

     6. Approve an amendment to Kaiser's certificate of incorporation to eliminate provisions related to the terms of series of preferred stock that are no longer outstanding (the "Obsolete Preferred Stock Proposal").

     7.   Approve an amendment to Kaiser's Stock Incentive Plan to:

               (a) increase the number of shares of common stock available for issuance under such Plan;

               (b) to permit the transfer of certain options granted under the Plan to immediate family members of Plan participants; and

               (c) to provide greater flexibility to Kaiser's board of directors to make future amendments to the plan.

     8. Ratify the appointment of PricewaterhouseCoopers LLP as Kaiser's independent public accountants for the fiscal year ending December 31, 1999.

     9. Act on such other matters as may properly come before the meeting or any adjournment thereof.

     Your proxy is important. Even if you hold only a few shares, and whether or not you expect to attend the 1999 Annual Meeting in person, you are requested to date, sign, and mail the proxy card you receive in the postage-paid envelope that is provided. If you wish to have someone other than the persons named on the enclosed proxy card vote for you, you may cross out their names on your proxy card and insert the name of another person who will be at the meeting. You then must give your signed proxy card to that person, otherwise he or she cannot vote on your behalf at the meeting. You may revoke your proxy at any time by mailing a second (or subsequent) proxy card to Kaiser's stock transfer agent for receipt prior to the close of business on ____________, 1999 (for shares held in Kaiser's employee plans (the "Plan Shares"), prior to the meeting (for all other record shares), or by voting on the ballot provided to shareholders at the meeting (other than Plan Shares and street name). The giving of your proxy will not affect your right to vote the shares you hold in your own name (other than Plan Shares) if you decide to attend and vote at the meeting.

     This notice is given pursuant to direction of the board of directors.


Fairfax, Virginia                        Shaun M. Martin
____________ ____, 1999                  Vice President, Treasurer and Secretary

                               Table of Contents

                                                                                                             Page
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS...................................................................  NOT-1

PROXY STATEMENT............................................................................................      1

ABOUT THE MEETING..........................................................................................      1

SUMMARY OF MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING..................................................      3

PROPOSAL 1:  ELECTION OF DIRECTORS.........................................................................      5

     NOMINEES FOR ELECTION TO THE board of directors.......................................................      5

     DIRECTORS CONTINUING IN OFFICE........................................................................      6
         Terms Expiring in 2000............................................................................      6
         Terms Expiring in 2001............................................................................      7

     INFORMATION REGARDING THE board of directors..........................................................      7

AGREEMENTS AND TRANSACTIONS WITH CERTAIN DIRECTORS.........................................................      9

PROPOSAL 2:  STOCK ISSUANCE PROPOSAL.......................................................................     12

PROPOSAL 3:  REVERSE SPLIT PROPOSAL........................................................................     18

PROPOSAL 4:  SHAREHOLDER DEMOCRACY PROPOSAL................................................................     22

PROPOSAL 5:  RIGHTS PLAN PROPOSAL..........................................................................     25

PROPOSAL 6:  OBSOLETE PREFERRED STOCK PROPOSAL.............................................................     27

PROPOSAL 7:  PROPOSAL TO AMEND STOCK INCENTIVE PLAN........................................................     28

PROPOSAL 8:  RATIFICATION OF THE APPOINTMENT OF
             INDEPENDENT PUBLIC ACCOUNTANTS................................................................     32

VOTING SECURITIES OF KAISER AND CERTAIN SHAREHOLDINGS......................................................     32

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................     35

CURRENT MANAGEMENT.........................................................................................     36

EXECUTIVE COMPENSATION.....................................................................................     37

     SUMMARY COMPENSATION TABLE............................................................................     37

     OPTION GRANTS IN LAST FISCAL YEAR.....................................................................     41

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
         FY-END OPTION VALUES..............................................................................     41
         Senior Executive Officers Severance Plan..........................................................     42

AGREEMENTS AND TRANSACTIONS WITH EXECUTIVE OFFICERS NAMED
         IN THE SUMMARY COMPENSATION TABLE.................................................................     42

STOCK PERFORMANCE GRAPH - PEER ISSUERS.....................................................................     45

COMPENSATION & HUMAN RESOURCES COMMITTEE REPORT
         ON EXECUTIVE COMPENSATION.........................................................................     46

OTHER MATTERS..............................................................................................    48

ADDITIONAL INFORMATION.....................................................................................    49

APPENDICES

A -      Unaudited Pro Forma Financial Information

B -      Unaudited Selected Quarterly Financial Data

C - Form of Amendment to Certificate of Incorporation to Effect Reverse Stock Split

D - Form of Amendment to Certificate of Incorporation to Effect Shareholder Democracy Proposal

E - Form of Amendment to Certificate of Incorporation to Effect Rights Plan Proposal

================================================================================

                                PROXY STATEMENT

================================================================================

          This Proxy Statement is being furnished to shareholders of ICF Kaiser International, Inc. in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Shareholders of ICF Kaiser International, Inc. to be held on ____________ ____, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The record date for determining shareholders entitled to vote at the 1999 Annual Meeting is ______________ ____, 1999.

================================================================================

                               ABOUT THE MEETING

================================================================================

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

          At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting of shareholders. In addition to customary items such as the election of directors and ratification of accountants, shareholders are being requested to act upon a number of additional items of significant importance to Kaiser. Kaiser's management also will report on Kaiser and respond to questions from shareholders.

WHAT INFORMATION WILL I RECEIVE?

          Copies of Kaiser's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card initially were mailed in a single envelope to shareholders on or about ____________ ____, 1999. See "Additional Information."

          Kaiser will deliver copies of the annual report on Form 10-K and proxy materials to brokerage firms and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of Kaiser 's common stock. Kaiser will reimburse those brokerage firms, custodians, nominees, and fiduciaries for their expenses in connection with forwarding these materials.

WHO CAN ATTEND THE MEETING?

          All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at ____ a.m., and seating will be available at approximately ____. On the day of the meeting, there will be a shuttle bus departing at frequent intervals from the south side of the Vienna station on the Orange Line of the Washington, D.C. area metro and returning to the station after the meeting. Cameras and recording devices will not be permitted at the meeting.

          Please note that if you hold your shares in "street name", that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. You can not vote these shares unless you also bring a broker-issued proxy described below.

WHO IS ENTITLED TO VOTE?

          Only shareholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote at the meeting the shares of common stock that they held on the record date, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, _______ shares of Kaiser common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

         If you are a record holder of Kaiser shares and complete and properly sign the accompanying proxy card and return it to Kaiser, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person.

         A very high percentage of our shareholders hold their stock in street names, which means that the shares are registered in their brokers' names rather than in the shareholders' names. If you want to vote your street name shares at the meeting, you must contact your broker directly in order to obtain a proxy issued to you by your broker. A broker letter that identifies you as a shareholder is not the same thing as a broker-issued proxy. If you fail to bring a broker-issued proxy to the meeting, you will not be able to vote your broker held shares at the 1999 Annual Meeting.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Kaiser either a notice of revocation or a duly executed proxy bearing a later date. If you hold your shares in "street name" and you would like to vote your shares at the meeting, you will also need to bring with you a legal proxy from your broker. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY PLAN SHARES?

         If you participate in the ICF Kaiser International, Inc. Employee Stock Ownership Plan, the ICF Kaiser International, Inc. Section 401(k) Plan, or the ICF Kaiser International, Inc. Retirement Plan (collectively, the "Plans," individually a "Plan"), you are a named fiduciary under those plans and as such have the right to instruct the trustee of each Plan in which you participate how to vote the shares of Kaiser's stock credited to your Plan account as well as a pro-rata portion of Kaiser's stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of a Plan should be made by completing and mailing the instruction card mailed to you with this proxy statement. The trustee of a Plan will vote your shares in accordance with your duly executed instructions received by ________. If you do not send instructions regarding the voting of Kaiser stock credited to your Plan account(s), such shares shall be voted by the other Plan participants as named fiduciaries.

         You may also revoke previously given instructions by filing with the trustee of a Plan no later than _______ either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The Board's recommendations are set forth below together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         .    for election of the nominated slate of directors (see pages 5-6);

         .    for the issuance of up to ___ shares of common stock in to be offered in exchange for a portion of our outstanding 12% senior subordinated notes (see pages 12-18);

         .    for the amendment to the certificate of incorporation to effect a reverse stock split (see pages 18-22);

         .    for the amendment to the certificate of incorporation and bylaws to enhance shareholder voting rights (see pages 22-25);

         .    for the amendment to the certificate of incorporation and bylaws to restrict the ability to adopt new shareholder rights plans (see pages 25-27);

         .    for the amendments to the certificate of incorporation to
eliminate certain provisions governing obsolete series of preferred stock (see page 27);

         .    for the amendments to Kaiser's Stock Incentive Plan (see pages 27-
31); and

         .    for ratification of the appointment of PricewaterhouseCoopers LLP as Kaiser's independent accountants (see pages 31-32).

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

HOW ARE ABSTENTIONS AND BROKER NONVOTES TREATED?

         A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.


================================================================================

           SUMMARY OF MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

================================================================================

         The following is a summary of the proposals presented in this proxy statement. Shareholders are urged to read this entire proxy statement and the attached appendices.

         Proposal 1. Election of Directors. At the Annual Meeting, shareholders
                     ---------------------
will elect three directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. If the Shareholder Democracy Proposal discussed under Proposal No. 4 below is adopted, these directors will be elected to serve until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The affirmative vote of a plurality of the shares represented at the meeting will be required to elect each of these directors. See "Election of Directors" at pages 5 through 11 of this proxy statement.

         Proposal 2. Stock Issuance Proposal. Shareholders are being asked to
                     -----------------------
approve the issuance of up to _____ shares of Kaiser's common stock. All of these shares are anticipated to be issued in an exchange offer concurrently being made to holders of our outstanding 12% senior subordinated notes due 2003. Approval of a majority of the shares represented at the meeting is required in order to approve the issuance of the shares of common stock; provided that at least a majority of the total shares of common stock outstanding cast votes at the meeting. See "Stock Issuance Proposal" at pages 12 through 18 of this proxy statement.

         Proposal 3. Reverse Split Proposal. Shareholders are being asked to
                     ----------------------
approve an amendment to the certificate of incorporation to effect a reverse split of its outstanding common stock in a ratio of one-to-ten, or such lesser amount as the board of directors shall in its discretion determine. As part of the approval by shareholders, the board will have the authority to not implement the reverse stock split at any time prior to its effectiveness. Approval of the majority of the total shares of common stock outstanding is required to approve the reverse split. See "Reverse Split Proposal" at pages 18 through 22 of this proxy statement.

         Proposal 4. Shareholder Democracy Proposal. Shareholders are being
                     ------------------------------
asked to approve certain amendments to the certificate of incorporation and, where applicable, the bylaws that will (a) eliminate the provisions (i) that require the affirmative vote of holders of 66 2/3% of the outstanding capital stock to approve certain transactions following a change in the majority of directors within twelve months, (ii) provide for staggered three-year terms for directors, (iii) prohibit shareholders from filling vacancies on the board of directors, and (iv) require the affirmative vote of the holders of 66 2/3% of the outstanding capital stock to approve certain amendments to the certificate of incorporation and bylaws; and (b) provide that shareholders owning at least 20% of the voting power of the outstanding capital stock could require a special meeting of shareholders to be called. Approval of 66 2/3% of the total outstanding shares of common stock will be needed in order to approve this proposal. See "Shareholder Democracy Proposal" at pages 22 through 25 of this proxy statement.

         Proposal 5. Rights Plan Proposal. Shareholders are being asked to
                     --------------------
approve amendments to the certificate of incorporation and bylaws to prohibit any new shareholder rights plan to be adopted without the approval of Kaiser's shareholders. Approval of a majority of the total outstanding shares of common stock will be needed in order to approve this proposal. See "Rights Plan Proposal" at pages 25 through 27 of this proxy statement.

         Proposal 6. Obsolete Preferred Stock Proposal. Shareholders are being
                     ---------------------------------
asked to approve amendments to the certificate of incorporation to eliminate provisions related to Kaiser's previously authorized series 1, 2C and 2D preferred stock, as no shares of these series remain outstanding. As a result, these provisions are currently obsolete. A majority of the total outstanding shares of common stock must approve this amendment in order to be adopted. See "Obsolete Preferred Stock Proposal" at page 27 of this proxy statement.

         Proposal 7. Stock Incentive Plan Proposal. Shareholders are being asked
                     -----------------------------
to approve amendments to Kaiser's Stock Incentive Plan to (i) increase the number of shares of common stock available for issuance under such plan (ii) to permit the transfer of options that are not incentive stock options to the immediate family members of persons who receive those options and (iii) to provide greater flexibility to the board of directors to make future amendments to the plan without shareholder approval. A majority of the shares represented at the meeting will be required to approve this proposal in order for the amendments to be adopted. See "Stock Incentive Plan Proposal" at pages 27 through 31 of this proxy statement.

         Proposal 8. Ratification of Accountants. Shareholders are being asked
                     ---------------------------
to ratify the appointment of PricewaterhouseCoopers LLP as Kaiser's independent public accountants for the fiscal year ending December 31, 1999. Approval of a majority of the shares represented at the meeting is required to ratify this appointment. See "Ratification of the Appointment of Independent Public Accountants" at pages 31 through 32 of this proxy statement.

         Other Business. In addition to the proposals described above, shareholders may be asked to transact such other business that may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof may be transacted. Kaiser presently is not aware of any such business.

               Recommendation of the board of directors of Kaiser

         A MAJORITY OF THE BOARD OF DIRECTORS OF KAISER HAS APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT EACH OF THE NOMINATED DIRECTORS AND VOTE TO APPROVE EACH OF THE OTHER

PROPOSALS. DIRECTOR MICHAEL E. TENNENBAUM VOTED AGAINST APPROVAL OF PROPOSAL 2, BUT SUPPORTS THE OTHER PROPOSALS SET FORTH ABOVE.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains what Kaiser believes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. They are statements about future performance or results such as statements including the words, "believe," "expect" and "anticipate" when Kaiser discusses its financial condition, results of operations and business. Forward-looking statements involve risks, assumptions and uncertainties. They are not guarantees of future performance. Factors may cause actual results to differ materially from those expressed in these forward-looking statements. These factors include those identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Kaiser's Annual Report on Form 10-K for the year ended December 31, 1998 and in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, which are delivered with this proxy statement, as well as the following:

     . Kaiser may be unable to execute promptly and effectively its plan to reduce operating expenses, increase margins and enhance cash flow from remaining operations.

     . Kaiser's future profitability is dependent upon several key clients, including the DOE's extension of Kaiser-Hill's current contract, as well as our remaining business.

     . Kaiser's remaining operations may not be able to retain or attract the personnel needed for growth and profitability.

     . Kaiser's financial performance is significantly tied to the operations and financial performance of Kaiser-Hill, which is subject to a number of risks, including the risk it may incur environmental liabilities, risks associated with the need to satisfy applicable Federal regulations, or that its DOE contract may not be extended.

     . Without the cash flows associated with the sold operations of its former EFM and Consulting groups, Kaiser may be unable to service its existing debt if the proposed recapitalization is not consummated.

     We believe that the expectations reflected in our forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. You should consider the factors we have noted under the captions stated above as you read this prospectus.

================================================================================

                       PROPOSAL 1: ELECTION OF DIRECTORS

================================================================================

         The board of directors currently consists of the following nine directors.

                                               Term to Expire

               Thomas C. Jorling                    1999
               James J. Maiwurm                     1999
               Hazel R. O'Leary                     1999

               Tony Coelho                          2000
               Jarrod M. Cohen                      2000
               James T. Rhodes                      2000

               James O. Edwards                     2001
               Keith M. Price                       2001
               Michael E. Tennenbaum                2001

         The board of directors has nominated Messrs. Jorling and Maiwurm and Mrs. O'Leary for election to a three-year term ending at the Annual Meeting of Shareholders in 2002, or until their successors are elected and qualified. If the "Shareholder Democracy Proposal" is adopted, these nominees would be elected and qualified for a one-year term ending at the Annual Meeting of Shareholders in the year 2000, or until their successors are duly elected.

         A plurality of the votes cast at the meeting must vote for each of these nominees in order for them to be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         Thomas C. Jorling, 59, has been Vice President, Environmental Affairs, of International Paper Company since 1994. Mr. Jorling was the Commissioner of the New York State Department of Environmental Conservation from 1987 to 1994. Prior to that, Mr. Jorling was a professor of environmental studies and director of the center for environmental studies at Williams College in Massachusetts. In addition, Mr. Jorling served from 1977 to 1979 as Assistant Administrator for Water and Hazardous Material at the U.S. Environmental Protection Agency. Mr. Jorling has been a Director of ICF Kaiser International, Inc. since 1995. He also serves on the Boards of Directors of Resources for the Future and Hubbard Brook Research Foundation, each a non-profit entity. Mr. Jorling graduated from the University of Notre Dame (B.S.), Washington State University (M.S.), and Boston College (LL.B.).

         James J. Maiwurm, 50, has been President and Chief Executive Officer of Kaiser since April 19, 1999. Mr. Maiwurm was elected to, and as Chairman of, the board of directors of Kaiser on June 7, 1999. From August 1998 until elected as Kaiser's President and Chief Executive Officer, Mr. Maiwurm was a partner of Squire Sanders & Dempsey L.L.P., Washington, D.C., and prior to August 1998 was a partner of Crowell & Moring LLP, Washington, D.C. Both law firms served and continue to serve as counsel to Kaiser. Mr. Maiwurm is a member of the Board of Trustees of Davis Memorial Goodwill Industries, Washington, D.C., a non-profit entity. Mr. Maiwurm graduated from the College of Wooster (B.A.) and the University of Michigan Law School (J.D.).

         Hazel R. O'Leary, 60, has been Chairman of the firm of O'Leary Associates, Inc. since she left her position as Secretary of the Department of Energy (DOE) in January 1997. President Clinton selected Mrs. O'Leary to be the Secretary of Energy in December 1992, and she assumed her duties in January 1993. During her four-year tenure as Secretary, Mrs. O'Leary effectively downsized DOE's number of employees by 27 percent and its budget by $10 billion over five years and focused all of DOE's activities around five areas: science and technology, national security, energy research, environmental quality, and economic productivity. Immediately before her appointment as Secretary of Energy, Mrs. O'Leary was president of the wholly owned natural gas subsidiary of Northern States Power (NSP), a $2 billion diversified utility holding company headquartered in Minneapolis; she had been executive vice president of the holding company from 1989 to 1992. Mrs. O'Leary has over 25 years of experience in sustainable energy policy and large project development. She has been a Director of Kaiser since March 1997. She also currently serves on the board of directors of AES Company, the global power company, and on the non-profit Boards of Africare, Morehouse College (Atlanta), and The Keystone Center where she chairs the Energy Policy Group. Mrs. O'Leary graduated from Fisk University (B.A.) and Rutgers University Law School (J.D.).

DIRECTORS CONTINUING IN OFFICE

Terms Expiring in 2000

         Tony Coelho, 56, served as Chairman of the board of directors from November 1998 until June 1999. Mr. Coelho is a former Congressman and Majority Whip of the U.S. House of Representatives, and is currently General Chairman for Gore 2000, Vice President. He was previously a consultant to Tele-Communications, Inc. From October 1995 to September 1997, he served as Chairman and CEO of ETC w/tci, Inc., an education and training technology company. From 1989 to June 1995, Mr. Coelho was a Managing Director of the New York investment banking firm Wertheim Schroder & Company, and from 1990 to June 1995 he also served as President and CEO of Wertheim Schroder Investment Services. Mr. Coelho has been a Director of Kaiser since 1990. In addition, he is a director of Service Corporation International, Cyberonics, Inc., Kistler Aerospace Corporation and Pinnacle Global Group, Inc. He is also a member of Fleishman-Hillard, Inc.'s international advisory board. Since his appointment by President Clinton in 1994, Mr. Coelho has served as Chairman of the President's Committee on Employment of People with Disabilities. Mr. Coelho represented California's Central Valley in Congress from 1979 to 1989.

         Jarrod M. Cohen, 31, has been the Managing Director of J.M. Cohen and Company since January 1999. Prior to that, he was the Managing Director, head of Proprietary Investing, and head of Risk Management for Cowen and Company from April 1996 to December 1998. From September 1989 until April 1996, Mr. Cohen was the Portfolio Manager for the Cowen Opportunity Fund and Co-head of Cowen Small Cap Approach. Cowen and Company is one of Kaiser's significant shareholders. Mr. Cohen has informed Kaiser that as of March 31, 1999, a total of 49,000 shares of common stock are beneficially owned by Cowen and Company, Cowen Incorporated, and Joseph M. Cohen, an individual who may be deemed to control Cowen Incorporated. Mr. Cohen has informed Kaiser that as of March 31, 1999, he has sole voting power and sole investment power as to 578,000 shares of common stock and shared voting power and shared investment power as to 1,000,000 shares of common stock. An agreement between Mr. Cohen and Kaiser is described on pages 9 through 10 of this proxy statement.

         James T. Rhodes, 57, has been the Chairman and Chief Executive Officer of the Institute of Nuclear Power Operations (INPO) since March 1998. INPO is a nonprofit corporation established by the nuclear utility industry in 1979 to promote the highest levels of safety and reliability in the operation of nuclear electric generating plants. Dr. Rhodes retired as President and Chief Executive Officer of Virginia Power in August 1997. He joined Virginia Power in 1971 as a nuclear physicist and held increasingly responsible positions throughout that company. In 1985 he became senior vice president-power operations and in 1988, senior vice president-finance; in 1989 he was elected President and CEO. Prior to joining Virginia Power, Dr. Rhodes worked as a project engineer in the U.S. Army Nuclear Power Program from 1964 to 1968. Prior to his retirement from Virginia Power, Dr. Rhodes was a director of the Edison Electric Institute, NationsBank, N.A., the Nuclear Energy Institute, the Southeastern Electric Exchange, and Virginia Power. Dr. Rhodes has been a Director of Kaiser since February 1998. Dr. Rhodes graduated from North Carolina State University (B.S.), Catholic University (M.S.), and Purdue University (Ph.D., Atomic Energy Commission Fellow ).

Terms Expiring in 2001

         James O. Edwards, 55, served as Chairman of the Board of ICF Kaiser International, Inc. from 1987 until 1998. He also was President of ICF Kaiser International, Inc. from 1987 to 1990 and Chief Executive Officer from 1990 to 1998. In 1974, he joined ICF Incorporated, the predecessor of ICF Kaiser International, Inc. and was its Chairman and Chief Executive Officer from 1986 until the 1987 establishment of ICF Kaiser International, Inc. Mr. Edwards graduated from Northwestern University (B.S.I.E.) and Harvard University (M.B.A., High Distinction, George F. Baker Scholar).

         Keith M. Price, 62, served as President and Chief Executive Officer of Kaiser from November 1998 until April 1999. Mr. Price has been a director of Kaiser since May 1997. He has been a consultant to various U.S. and international engineering and construction companies since 1994. From 1991 to 1994, he was first Managing Director of Transportation Systems and Engineering and then Managing Director of Operations for Transmanche-Link, a joint venture of ten major European contractors that held a contract to design, manufacture, and construct the tunnel transportation for the Chunnel, an $11 billion project that links England to France. Prior to his positions with Transmanche-Link, Mr. Price had a 27-year career with Morrison-Knudsen where he held a number of senior management positions and was a director. Mr. Price graduated from Pepperdine University (M.B.A.).

         Michael E. Tennenbaum, 63, has been the Managing Member of Tennenbaum & Co., LLC since June 1996. Mr. Tennenbaum also is currently the Chief Executive of Tennenbaum Securities, LLC, and he has held this position since May 1997. Previously, from February 1993 until June 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc. In addition, Mr. Tennenbaum was previously a member of the board of directors of Bear, Stearns & Co., Inc. and also held the position of Vice Chairman, Investment Banking. Mr. Tennenbaum's responsibilities at Bear, Stearns & Co., Inc. included managing the firm's Risk Arbitrage, Investment Research, and Options Departments. Mr. Tennenbaum has served on the Boards of Directors of Arden Group, Inc.; Bear, Stearns & Co., Inc.; Jenny Craig, Inc.; Sun Gro Horticulture, Inc.; and Tosco Corporation. Mr. Tennenbaum graduated from the Georgia Institute of Technology (B.S.I.E.) and Harvard University (M.B.A., with Distinction). An agreement between Mr. Tennenbaum and Kaiser is described on page 11 of this proxy statement.

INFORMATION REGARDING THE BOARD OF DIRECTORS

         The board of directors is responsible for the overall affairs of Kaiser. During the year ended December 31, 1998, the board of directors held 10 meetings. All directors attended at least 75% of the 1998 meetings of the board of directors and its committees he or she was eligible to attend.

         To assist the board of directors in carrying out its responsibilities, the Board has delegated certain authority to several permanent committees, the membership and duties of which are as follows.

         Executive Committee. Until Mr. Coelho's resignation as Chairman of the Board on June 7, 1999, the members of the Executive Committee were Messrs. Coelho, Price and Tennenbaum. A new Executive Committee has not yet been appointed. The Executive Committee, except as limited by Delaware law, may exercise any of the powers and perform any of the duties of the board of directors. It has the full authority to act on behalf of the board of directors. There were five meetings of the Executive Committee during 1998; it also acted by written consent in lieu of meetings of the committee.

         Audit Committee. The current members of the Audit Committee are Messrs. Jorling, Cohen, Edwards, and Rhodes. The Audit Committee reviews Kaiser's financial statements and other financial matters with Kaiser's independent public accountants and, when appropriate, reviews transactions proposed by Kaiser with related parties that raise the possibility of a conflict of interest. All voting members of the Audit Committee are independent directors as required by the rules of the New York Stock Exchange on which Kaiser's common stock is traded. The Audit Committee met seven times in 1998.

         Compensation & Human Resources Committee. The current members of the Compensation & Human Resources Committee are Mrs. O'Leary and Messrs. Jorling and Rhodes. The Compensation & Human Resources Committee (a) reviews and approves, or recommends to the entire board of directors, the annual salary, bonus, and other benefits, direct and indirect, of the Chief Executive Officer, executive officers, and other designated members of management; (b) reviews and submits to the full Board recommendations concerning, and amendments to, new executive compensation or stock plans; (c) establishes and periodically reviews, Kaiser's policies in the area of management perquisites; (d) administers Kaiser's employee benefit and stock plans to the extent such plans require board of directors' involvement; (e) establishes and periodically reviews, Kaiser's policies in the areas of human resources, EEO, labor relations, and diversity; and (f) determines, when appropriate, whether indemnification of officers, directors, and/or employees should be provided in particular cases. The Compensation & Human Resources Committee met five times in 1998; it also acted by written consent in lieu of meetings of the committee.

         Finance Committee. The current members of the Finance Committee are Messrs. Tennenbaum, Cohen, Edwards, and Price and Mrs. O'Leary. The Finance Committee was created in 1998 and (a) reviews all potential acquisitions and/or investments that are valued in excess of $3 million or that involve the issuance by Kaiser of its common stock, (b) reviews all proposed capital expenditures,
(c) monitors and, if required, proposes to the full board changes to Kaiser's banking and debt relationships, (d) reviews proposed dispositions of Kaiser's assets or subsidiaries and (e) monitors financial aspects of joint ventures and other corporate relationships. The Committee met three times in 1998; it also acted by written consent in lieu of meetings of the committee.

         Nominating Committee. The current members of the Nominating Committee are Messrs. Coelho, Edwards, and Rhodes. The Nominating Committee (a) develops the criteria for board membership, (b) proposes to the board of directors nominees who meet the criteria for board membership to fill vacancies on the board of directors as they occur, (c) applies the criteria for board membership to incumbent directors in advance of the time when a director would otherwise be expected to be nominated for re-election, (d) subject to compliance with state law, recommends removal of directors in those unusual circumstances where removal may be warranted prior to expiration of a director's term of office, and
(e) considers and recommends to the board of directors the types, functions, and membership of board committees. The Nominating Committee will consider candidates for director recommended by shareholders, if the recommendations are submitted in writing to the Secretary of Kaiser. The procedures and time periods for submitting such recommendations are explained on page 47 of this Proxy Statement. The Nominating Committee did not meet in 1998. The Nominating Committee did act by written consent in lieu of meetings of the committee in nominating Michael E. Tennenbaum and Jarrod M. Cohen as directors on March 13, 1998.

         Special Committee. The current members of the Special Committee are Messrs. Coelho, Cohen, Jorling, and Tennenbaum and Mrs. O'Leary. The Special Committee was established in August 1998 as a temporary committee for the limited purpose of reviewing alternatives for Kaiser's Consulting Group and to consider strategic alternatives for Kaiser as a whole. From the time of its inception through December 31, 1998, the Special Committee met 17 times. Following the sale of the Consulting Group in June 1999, the Special Committee has been inactive.

Compensation of Non-employee Directors effective March 1, 1997

         Directors who are not employees of Kaiser are paid $1,000 for attendance at each meeting of the board of directors; they are paid $1,000 for attendance at each meeting of a committee of the board of directors of which the director is a member. In addition, each non-employee director receives an annual retainer of $20,000, payable in advance in quarterly installments, and is reimbursed for expenses that he or she incurs in connection with his or her board service. Directors of Kaiser who are employees of Kaiser are not compensated separately for their service as directors.

         On February 28, 1997, the board of directors adopted the ICF Kaiser International, Inc. Non-employee Directors Compensation and Phantom Stock Plan, which provides for the cash compensation discussed in the preceding paragraph. In addition, in lieu of option grants under the Non-employee Directors Stock Option Plan adopted in 1991, each non-employee director of Kaiser is granted a Phantom Stock Award ("PSA") equal to $20,000 worth of common stock on the date of grant; the date of grant is the date of the annual board meeting which occurs immediately following the conclusion of the Annual Meeting of Shareholders. Three years after the PSA grant, Kaiser will pay each non-employee director in cash the value of the shares to which the PSA relates. The number of shares of common stock to which the PSA relates will be determined using the average closing prices of the common stock for the 20 trading days immediately prior to the date of grant. The same method will be used to determine the value of the phantom stock as of the date of the cash payout.

         In addition to receiving compensation pursuant to the terms of the ICF Kaiser International, Inc. Non-employee Directors Compensation and Phantom Stock Plan described above, Mr. Coelho received cash compensation at a rate of $120,000 per year, paid monthly from his election as Chairman of the board of directors in November 1998 until his resignation on June 7, 1999. This amount was paid to Mr. Coelho as consideration for his services as Chairman of the board of directors. See "Agreements and Transactions with Certain Directors."

         In 1998, the non-employee directors were awarded the following Phantom Stock Units under the ICF Kaiser International, Inc. Non-employee Directors Compensation and Phantom Stock Plan:

==================================================================================================================
                                                         Per Share Price
                                    Total Value of       (20-trading day     Total Number of          Date of
     Non-employee Director          common stock on        average at         Phantom Stock         Cash Payout
                                     Date of Grant        May 1, 1998)        Units Granted
------------------------------------------------------------------------------------------------------------------
Tony Coelho                             $20,001               $2.85               7,018             May 4, 2001
------------------------------------------------------------------------------------------------------------------
Maynard H. Jackson, Jr. (1)             $20,001               $2.85               7,018             May 4, 2001
------------------------------------------------------------------------------------------------------------------
Thomas C. Jorling                       $20,001               $2.85               7,018             May 4, 2001
------------------------------------------------------------------------------------------------------------------
Hazel R. O'Leary                        $20,001               $2.85               7,018             May 4, 2001
------------------------------------------------------------------------------------------------------------------
Keith M. Price (2)                      $20,001               $2.85               7,018             May 4, 2001
------------------------------------------------------------------------------------------------------------------
James T. Rhodes                         $20,001               $2.85               7,018             May 4, 2001
------------------------------------------------------------------------------------------------------------------
Michael E. Tennenbaum                   $20,001               $2.85               7,018             May 4, 2001
==================================================================================================================

(1) Mr. Jackson resigned from the board of directors effective February 8, 1999.
(2) Subsequent to the date these Phantom Stock Units were granted, Mr. Price was appointed to serve as President and Chief Executive Officer of Kaiser.

================================================================================

                   COMPENSATION & HUMAN RESOURCES COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

================================================================================

         The members of the Compensation & Human Resources Committee are Hazel
R. O'Leary (Chairperson), Thomas C. Jorling, and James T. Rhodes, none of whom are employed by Kaiser. For the fiscal year ended December 31, 1998, there were no director relationships that require disclosure under this section.


================================================================================

              AGREEMENTS AND TRANSACTIONS WITH CERTAIN DIRECTORS

================================================================================

     Tony Coelho. In lieu of receiving cash compensation pursuant to the terms of the ICF Kaiser International, Inc. Non-employee Directors Compensation and Phantom Stock Plan described above, for the period beginning January 1, 1999 and ending June 7, 1999, Mr. Coelho was paid at an annual rate of $120,000. In addition, Mr. Coelho was granted 100,000 options, expiring November 4, 2001, 50% of which vested on May 4, 1999 with an exercise price of $1.24. The remaining 50% balance were forfeited as a result of Mr. Coelho's resignation from his position as Chairman of the board of directors of Kaiser on June 7, 1999. These amounts were paid to Mr. Coelho as consideration for his services as Chairman of the board of directors.

     Jarrod M. Cohen. On March 13, 1998, Kaiser and Mr. Jarrod M. Cohen (for himself, Cowen and Company, Cowen Incorporated, and Joseph M. Cohen, collectively, the "Cohen Parties") signed an agreement pursuant to which Kaiser agreed, upon receipt of Mr. Cohen's written request at any time between July 1 and December 31, 1998, to enlarge the class of directors whose terms expire at the 2000 Annual Meeting of Shareholders and elect Mr. Cohen to fill the resulting vacancy. The Cohen Parties agreed (i) to withdraw any previous consents and agreed not to consent to be a nominee for election to the board of directors at Kaiser's 1998 Annual Meeting of Shareholders, (ii) to vote in favor of Kaiser-proposed nominees for election at the 1998 Annual Meeting of Shareholders, and (iii) to be present, in person or by proxy, or otherwise be deemed to be present, to the extent permitted by law, at meetings for which they were given notice for the purpose of determining the presence of a quorum at such meetings. In addition, the Cohen Parties agreed (a) not to subject any of Kaiser's voting securities to a voting trust or voting agreement; (b) not to solicit proxies or become a participant in a solicitation in opposition to any recommendation of the board of directors of Kaiser; (c) not to join with others or otherwise act in concert with others for the purpose of acquiring, holding, voting, or disposing of voting securities of Kaiser; (d) not to become, alone or in conjunction with others, an acquiring person as defined in Kaiser's Shareholders Rights Plan; and (e) not to dispose of any voting securities of Kaiser to any person who, to the knowledge of the Cohen Parties, as a result of acquiring such voting securities would become an acquiring person as defined in Kaiser's Shareholder Rights Plan. The provisions of (a) through (e) above apply during the period from March 13, 1998 to the date Mr. Cohen or any other designee of the Cohen Parties ceases to be a member of the board of directors. It was agreed that if the Cohen Parties obtained the express written consent of a majority of the directors of Kaiser who are not designated by the Cohen Parties, then the provisions of (a) through (e) above would not apply.

     James O. Edwards. Effective May 1, 1997, Kaiser entered into an employment agreement with Mr. Edwards for his services as Chairman and Chief Executive Officer of Kaiser through December 31, 1999. In addition to delineating Mr. Edwards' areas of responsibility and reporting line, the agreement provided for a base annual salary of $400,000 beginning on April 1, 1997, with $25,000 increases in each of the next two years; annual bonus compensation to be determined by the Compensation & Human Resources Committee of Kaiser's board of directors; severance payments as provided under Kaiser's Senior Executive Officers Severance Plan; eligibility under Kaiser's employee benefit plans; and a one-year non-competition period following voluntary or "for cause" employment termination. The agreement also provided for the grant on December 31, 1998, of 200,000 shares of Restricted Stock under Kaiser's Stock Incentive Plan; 100,000 of these shares to vest on December 31, 1999, with the balance vesting on December 31, 2000. Vesting terms in the event of termination of Mr. Edwards' employment or his death also are outlined in the agreement. As part of his employment agreement, Mr. Edwards' indebtedness to Kaiser outstanding on May 1, 1997, was restructured.

     On November 6, 1998, Mr. Edwards entered into an agreement with Kaiser, pursuant to which the parties mutually agreed to terminate Mr. Edwards' employment agreement. In consideration of Mr. Edwards' agreeing to terminate his employment agreement, Kaiser agreed to compensate him with cash in the aggregate amount of $850,000, all of which has been paid. Kaiser further agreed (i) to provide Mr. Edwards and his dependents with continued health, welfare, and life insurance benefits through April 30, 1999, (ii) to accelerate the vesting of 30,000 options previously granted pursuant to Kaiser's Stock Incentive Plan,
(iii) consistent with the terms of his employment agreement, to award 200,000 shares of restricted common stock, which shares vest upon the earlier of November 6, 1999, or the merger, consolidation, sale of stock, or sale of substantially all of the assets of, Kaiser, and (iv) to forgive approximately $1,396,139 of indebtedness previously owed by Mr. Edwards to Kaiser. In addition, Mr. Edwards agreed to provide certain consulting services to Kaiser through January 31, 1999, for which he was compensated with approximately $98,559 of cash payments. Kaiser will pay on Mr. Edwards' behalf the amount of $10,000 for legal fees incurred by him in connection with the negotiation of this agreement. In exchange for the benefits received by Mr. Edwards which are described in this paragraph, Mr. Edwards agreed to terminate his employment agreement and execute a full general release as to Kaiser and its affiliated parties.

     Keith M. Price. Effective August 5, 1998, Kaiser entered into an employment agreement with Mr. Price for his services as President and Chief Operating Officer of Kaiser through August 5, 1999. In addition to delineating Mr. Price's areas of responsibility and reporting line, the agreement provided for a base annual salary of $375,000; a signing bonus of $100,000, $50,000 of which was paid upon commencement of employment and $50,000 on January 1, 1999; annual bonus opportunity of not less than 50% of base annual salary; severance payments equal to the balance of base annual compensation for the one year contract term; eligibility under Kaiser's employee benefit plans, and a one-year, non-competition period following termination of employment for any reason other than expiration of the contract. The agreement also provided for the grant of three-year options to purchase 150,000 shares of Kaiser's common stock, 50% of the options to vest on February 5, 1999 and 50% on August 4, 1999.

     Effective November, 1998, Mr. Price was promoted to Chief Executive Officer and Kaiser agreed to extend the term of Mr. Price's contract to two years commencing as of the original August 5, 1998 commencement date and to grant Mr. Price three year options to purchase an additional 50,000 share of Kaiser's common stock, 50% of the options to vest on May 4, 1999 and 50% to vest on November 4, 1999, subject to his continued employment through such dates.

     On April 27, 1999, Mr. Price entered into an agreement with Kaiser, pursuant to which the parties mutually agreed to terminate Mr. Price's employment agreement. Consistent with the terms of his employment agreement, in consideration of Mr. Price agreeing to terminate his employment agreement, Kaiser agreed to compensate him with cash in the aggregate amount of $677,450, all of which has been paid. Kaiser further agreed (i) to provide Mr. Price and his dependents with continued health, welfare and life insurance benefits through April 30, 1999, (ii) to accelerate the vesting of 125,000 options previously granted pursuant to Kaiser's Stock Incentive Plan described in the paragraph above, (iii) to reimburse Mr. Price for certain costs and expenses in connection with Mr. Price's move from Washington, D.C. to Boise, Idaho, and (iv) to continue to provide directors and officers liability insurance coverage to Mr. Price for Mr. Price's tenure at Kaiser. In addition, Mr. Price agreed to provide certain consulting services to Kaiser through September 30, 2000, for which he will be compensated monthly at a rate of $200 per hour with a $10,000 per month minimum. Kaiser also agreed to reimburse Mr. Price for legal fees incurred by Mr. Price in connection with the negotiation of the agreement up to a maximum of $1,000. In exchange for the benefits received by Mr. Price which are described in this paragraph, Mr. Price agreed to terminate his employment agreement and execute a full general release as to Kaiser and its affiliated parties.

     Michael E. Tennenbaum. On March 13, 1998, Kaiser and Mr. Michael E. Tennenbaum signed an agreement pursuant to which Kaiser agreed to nominate, recommend, and solicit proxies for Mr. Tennenbaum's election as a Director of Kaiser at the 1998 Annual Meeting of Shareholders for a three-year term expiring at the 2001 Annual Meeting of Shareholders, and until his successor is duly elected. Kaiser and Mr. Tennenbaum agreed that during the period from March 13, 1998, to the earlier of (i) March 13, 2003, and (ii) the day after the date Mr. Tennenbaum, Tennenbaum & Co., LLC, and their affiliates cease to be the beneficial owners of any of Kaiser's voting securities (the "Restricted Securities"), Mr. Tennenbaum and Tennenbaum & Co., LLC (the "Tennenbaum Parties") shall not acquire, directly or indirectly, any voting securities of Kaiser if, following such acquisition, the Tennenbaum Parties and their affiliates would, directly or indirectly, be the beneficial owners of more than 19.5% of the total combined voting power of all issued and outstanding securities of Kaiser. The agreement states that the limitation set forth in the immediately preceding sentence would not be violated if the Tennenbaum Parties and their affiliates become entitled to exercise voting power in excess of 19.5% as a result of any event or circumstance other than the acquisition by the Tennenbaum Parties or their affiliates of beneficial ownership of additional voting securities of Kaiser. Kaiser agreed not to take any action, including without limitation, any amendment to its Shareholders Rights Plan that would prevent the Tennenbaum Parties from acquiring additional securities within the limitations set forth above. The Tennenbaum Parties agreed that they (a) would not subject any Restricted Securities to any voting trust or voting agreement;
(b) would not recruit or engage in organizing persons not nominated by the board of directors to oppose the board of directors' nominated candidates in an election; (c) would not financially support a proxy contest for board of directors candidates to oppose the candidates nominated by the board of directors; (d) would not provide any material, non-public information gained in Mr. Tennenbaum's position as a Director to opposing Board candidates, except as required by law, and then only after giving notice to Kaiser; (e) would not join a partnership, limited partnership, syndicate, or other group or otherwise act in concert with others for the purpose of acquiring, holding, voting, or disposing of voting securities of Kaiser; and (f) would be present, in person or by proxy, or otherwise be deemed to be present (to the extent permitted by law), at meetings for which they were given notice for the purpose of determining the presence of a quorum as such meetings. The provisions of (a) through (f) above apply during the period during which Mr. Tennenbaum (or another affiliate of the Tennenbaum Parties) is a member of the board of directors, and for a period of 90 days thereafter. It was agreed that if the Tennenbaum Parties obtained the express written consent of a majority of the directors of Kaiser who are not designated by the Tennenbaum Parties, then the 19.5% ownership limitation and the provisions of (a) through (f) above would not apply. Finally, Kaiser agreed to reimburse the Tennenbaum Parties for reasonable and necessary documented out-of-pocket expenses incurred by them in connection with their proposals to the board of directors of Kaiser and the potential solicitation of proxies for the election of directors of Kaiser, which reimbursement was made in the amount of $16,307.

================================================================================

                       PROPOSAL 2: STOCK ISSUANCE PROPOSAL

================================================================================

GENERAL

         Kaiser's shareholders are being asked to approve the issuance of additional shares of Kaiser's common stock. Kaiser's common stock is listed on the New York Stock Exchange. Companies with stock listed on the New York Stock Exchange are required to seek shareholder approval if they want to issue additional shares of the listed stock in an amount that is more than 20% of the total number of shares of that stock outstanding. Kaiser wants to issue these additional shares of common stock in order to exchange the additional shares for outstanding debt securities of Kaiser, as described below. These additional shares of common stock would represent more than 20% of the outstanding common stock, both before and after the proposed exchange transaction.

         Even if this proposal is approved by shareholders, the board of directors reserves the authority to abandon the exchange offer if it determines, in its discretion, that it is not in the best interests of Kaiser or its shareholders.

         The authorized capital stock of Kaiser consists of 90,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. As of __________ ____, 1999, there were _____ shares of common stock and no shares of preferred stock outstanding.

         If the exchange offer is completed, current holders of Kaiser's common stock will experience substantial dilution. See "Reduction in Voting Power if Exchange Offer is Consummated" below.

DESCRIPTION OF THE RECAPITALIZATION, INCLUDING THE EXCHANGE OFFER

Overview And Background Of The Recapitalization

         Kaiser incurred losses during 1997 and during 1998 suffered losses of $100.5 million, largely as a result of significant cost overruns on fixed price contracts to construct Kaiser's nitric acid plants. During the second half of 1998, Kaiser's board of directors formed a special committee of members of the board to consider strategic alternatives for Kaiser. The special committee engaged a financial advisor and, with its assistance, evaluated various opportunities available to Kaiser, including the sale of one or more of Kaiser's operating groups. As a result of that process, Kaiser sold its EFM and Consulting Groups during 1999.

         Because of the cash drain and continuing obligations associated with Kaiser's nitric acid plants and other losses, the sales of the EFM and Consulting Groups are not enough to restore Kaiser to a competitive financial condition. Kaiser has lost the earning power associated with the sold operating groups and continues to have $140 million principal amount of outstanding notes, including $125 million of its 12% senior subordinated notes, or the old notes.

         The amount of cash flow currently available from Kaiser's remaining operations is insufficient to service the interest expense associated with its existing debt obligations. A realignment of Kaiser's capital structure through the proposed recapitalization described below will substantially reduce Kaiser's level of debt and associated interest expense. A majority of the members of Kaiser's board of directors and management believe the recapitalization will enhance Kaiser's ability to win new business and retain key employees. Currently, Kaiser is significantly more leveraged than its competitors. Especially in the recent past, this has sometimes impaired Kaiser's ability to win new business. Additionally, Kaiser's current financial position has in the past and could in the future impair Kaiser's ability to retain key personnel. A majority of the members of Kaiser's board of directors and management believe Kaiser will be better able to service its debt remaining after the recapitalization.

         As described in more detail below, the board of directors has approved a plan for restructuring the old notes that consists of an exchange offer, an asset sale offer and consents to substantial amendments to the indenture governing the old notes. If this recapitalization is not consummated, Kaiser may continue to negotiate with the holders of the old notes for a restructuring of the old notes or may invest the proceeds in a related business investment.

         The board of directors considered several alternative means of stabilizing Kaiser's financial condition before approving the proposed recapitalization. Among the alternatives considered was the use of the proceeds from the Consulting Group sale in an acquisition of a related business or simply reinvesting the proceeds from the Consulting Group sale in Kaiser's existing business activities. In considering these alternatives, the Board of Directors met several times, reviewed the recommendations of its financial, legal and other professional advisors as well as the information provided by management, and closely analyzed the information available to it. A majority of the members of the board of directors ultimately determined that the recapitalization described below represents the strongest opportunity for significantly improving Kaiser's financial position and future business prospects.

         There can be no assurance that the holders of the old notes will ultimately accept the exchange offer. If the exchange offer is not consummated, Kaiser may continue to negotiate with the holders of the old notes as well as its other creditors in an effort to restructure its current debt obligations, or it may pursue one of the other alternatives discussed in this paragraph, among others. Even if the exchange offer is consummated, if Kaiser is unable to improve its financial condition and performance as needed, Kaiser will become subject to a number of risks, including the risk that it will be unable to compete effectively with its competitors for new business, it may be unable to access needed financing or become the subject of creditor claims.

         Management and a majority of the members of the board of directors believe that the issuance of shares of common stock described in this Proposal Two is necessary to preserve the value inherent in Kaiser. If the Share Issuance Proposal is approved and the exchange offer is consummated, shareholders will experience substantial dilution of their percentage interests in Kaiser. Old notes will also experience substantial reduction of their current interest as a result of the exchange offer. Of course, there can be no assurance that holders of Kaiser's old notes will accept the proposed exchange offer even if the Stock Issuance Proposal is approved by shareholders. As described in the following pages, the exchange offer is subject to a number of conditions, including acceptance of the offer by the holders of 95% in principal amount of the old notes. Kaiser's management and a majority of the members of the board of directors are convinced that, unless the Stock Issuance Proposal is approved by shareholders and the exchange offer is accepted by holders of the old notes, Kaiser will continue to face formidable financial obstacles to stability and future growth.

         You are urged to closely review and consider the information set forth below before making a decision as to how to cast your vote on this Proposal Two.

The Recapitalization

         Overview. Kaiser's recapitalization will be completed in a series of simultaneous transactions, each of which is dependent upon consummation of the others. These transactions will occur, assuming the conditions of the exchange offer are met, as follows :

         . Kaiser will purchase $__ million principal amount of old notes at par in an asset sale offer;

         . Kaiser will exchange $__ million of new notes and _____shares of Kaiser's common stock for the remaining tendered old notes;

         . holders of a majority of the outstanding old notes will consent to the amendment of the indenture governing the old notes; and

         .     Kaiser will enter into a new $___ million credit facility;

         Asset Sale Offer. In general terms, Kaiser's indentures governing its outstanding 12% senior notes and 12% senior subordinated notes require us to use proceeds from asset sales to reduce senior indebtedness or reinvest in Kaiser's business or make an offer to purchase at par, first the old notes and second the 12% Senior Notes. As a result of the sale of the Consulting Group Kaiser have approximately $66 million of available cash to fund an asset sale offer to holders of Kaiser's old notes. If the conditions to complete the exchange are not met, Kaiser may choose to reinvest the $66 million in Kaiser's business, potentially through one or more acquisitions.

         Exchange Offer. Kaiser is offering new notes and common stock in exchange for all remaining old notes not purchased in the asset sale offer, $___ million after purchasing $___ million in the asset sale offer. Kaiser's acceptance of old notes tendered in the exchange offer is conditioned on, among other things, holders of at least 95% of the principal amount of old notes accepting the exchange offer, the receipt of the requisite consent to amend the old notes indenture and Kaiser's obtaining a new credit facility. In order to participate in the exchange offer, the holder of old notes must tender all of the old notes beneficially owned by the holder. Kaiser can extend the exchange offer and accept all old notes tendered for exchange or amend the terms of the exchange offer and any amendment will apply to the old notes tendered pursuant to the exchange offer. Additionally, Kaiser reserve the right at any time to terminate the exchange offer and not accept for exchange any old notes tendered for exchange. Tenders of old notes may be withdrawn at any time prior to the expiration date.

         Consent Solicitation. Simultaneously with the exchange offer Kaiser is seeking a consent from the holders of Kaiser's old notes to remove substantially all restrictive covenants and some events of default from the indenture governing the old notes. Kaiser is also requesting holders to deliver an instruction to the trustee not to interfere with Kaiser's recapitalization. A holder of old notes does not need to consent to the proposed amendments in order to tender its old notes in the exchange offer.

         New Credit Facility. Kaiser have received a term sheet from _____ for a new $__ million credit facility. The closing of the new credit facility is conditioned on the successful completion of the recapitalization.

The Exchange Offer

         Kaiser is offering to exchange $____ million aggregate principal amount of its new notes and ___ shares of its common stock for $______ principal amount of old notes which are outstanding after the asset sale offer and which are properly tendered and not withdrawn. For each $1,000 of old notes tendered, Kaiser will exchange $_____ of new notes and _____ shares of common stock.

         Subject to satisfaction of the conditions of the exchange offer, Kaiser will accept for exchange any and all old notes that are validly tendered on or prior to 5:00 p.m., New York City time, on _______ ____, 1999. Tenders of the old notes may be withdrawn at any time prior to that same time and date. Kaiser may extend the exchange expiration date and accept all old notes tendered for exchange or amend the terms of the exchange offer and any amendment will apply to the old notes tendered pursuant to the exchange offer.

Exchange Expiration Date; Extensions; Waiver; Termination; Amendments

         The exchange expiration date will be __________ ____, 1999 at 5:00 p.m., New York City time, unless Kaiser, in its sole discretion, extends the exchange offer, in which case the exchange expiration date will be the latest date and time to which the exchange offer is extended.

         In order to extend the exchange offer, Kaiser will notify the exchange/solicitation/paying agent of any extension by oral or written notice and will make a public announcement. In either case it will do so prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled exchange expiration date.

         Kaiser reserves the right, in its sole discretion:

 .    to delay accepting any old notes,

 .    to extend the expiration date and accept any old notes previously tendered, subject to withdrawal rights,

 .    to waive any condition to the exchange offer and accept any old notes tendered for exchange, subject to withdrawal rights,

 .    to terminate the exchange offer, whether or not any of the conditions set forth below under "Conditions of the Exchange Offer" shall have been satisfied, and

 .    to amend the terms of the exchange offer in any manner by giving oral or written notice of this delay, extension, termination or modification to the exchange/solicitation/paying agent. Any amendment will apply to old notes tendered, subject to withdrawal rights.

If the exchange offer is amended in a manner determined by Kaiser to constitute a material change, Kaiser will promptly disclose these amendments by means of a public announcement or a supplement to this proxy statement that will be distributed to the registered holders of the old notes.

Conditions of the Exchange Offer

         The exchange offer is subject to the following conditions:

 .    the minimum 95% tender condition must be met

 .    holders of a majority of the old notes consent to the proposed amendments to the indenture governing the old notes;

 .    Kaiser has a new credit facility;

 .    Kaiser shareholders have approved the issuance of the shares of common stock being offered as part of the exchange offer;

 .    no legal action or proceeding has been instituted or threatened with respect to the exchange offer or the solicitation, or which, in the sole judgment of Kaiser, may materially adversely affect the business, operations or financial condition of Kaiser;

 .    There has not occurred

     . any material adverse development in any existing action or proceeding of any nature;

     . any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange,

     . a declaration of a banking moratorium by United States authorities or any governmental agency in the United States,

     .    the mininium 95% tender condition must be met;

     . the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or

     . a material adverse change in general economic, political or financial conditions, if the effect of any economic, political or financial conditions on the financial markets of the United States, in the sole judgment of Kaiser, shall make it impracticable to consummate the exchange offer;

 .    There has not occurred any change, or development involving a prospective change, in or affecting the business or financial affairs of Kaiser which, in the sole judgment of Kaiser, would materially impair the contemplated benefits of the exchange offer or the solicitation to Kaiser;

 .    No statute, rule or regulation has been proposed or enacted, or any action has been taken by any governmental authority, which, in the sole judgment of Kaiser, would or might prohibit, restrict or delay consummation of the exchange offer as presently proposed or materially impair the contemplated benefits of the exchange offer or the solicitation to Kaiser; and

 .    There does not exist, in the sole judgment of Kaiser, any other actual or threatened legal impediment to the acquisition of the old notes in the asset sale offer, or the issuance of the new notes or common stock in the exchange offer.

          At any time, Kaiser can waive any condition to the exchange offer and accept all notes tendered for exchange pursuant to the exchange offer.

Accounting Treatment

         The recapitalization will be accounted for as a troubled debt restructuring pursuant to Statement of Financial Accounting Standard No. 15 - Accounting by Debtors and Creditors for Troubled Debt Restructurings.

 .    The face value of the old notes is $125 million.

 .    The carrying amount of the old notes represents the face value of the old notes adjusted for the unamortized original issue discount and the unamortized debt issuance costs of the old notes.

 .    $___ million of the old notes have been purchased at face value for $___
     million in cash and $___ million (____ shares) in common stock and will be removed from the accounting records.

 .    The par value of the newly issued shares of common stock will be credited to the common stock account.

 .    The excess of the total fair market value of the shares of common stock to be issued over the par value will be credited to paid in capital, net of any issuance costs.

 .    The remaining carrying value of the old notes of $___ million will be exchanged for $____ in new notes and removed from the accounting records. The carrying value of the new notes will represent the total future cash payments specified by their terms, including accrued interest.

 .    No interest expense will be recognized on these notes between the closing date of this recapitalization and December 31, 2003, the maturity date of the new notes.

 .    Future cash payments on the remaining debt will be accounted for as reduction of the carrying amount of the remaining debt.

 .    The difference between the face value of the old notes and all of the above transactions will be recorded as an extraordinary gain on the restructuring of the old notes, net of any other direct costs associated with this transaction.

The following table summarizes the accounting for this transaction:

Face value of old notes                                            $ 125,000,000
Less :
     Unamortized original issue discount
     Unamortized debt issuance costs
                                                                   -------------
Carrying value of old notes
Less:
     Cash exchanged
     Fair market value of common stock exchanged
     Carrying value of new notes
                                                                   -------------
Extraordinary gain on note restructuring
                                                                   =============

Federal Tax Consequences to Kaiser

         The principal amount of Kaiser's aggregate outstanding indebtedness will be reduced upon the recapitalization. Generally, the cancellation or other discharge of indebtedness triggers ordinary income to a debtor unless payment of the liability would have given rise to a deduction. The amount of such discharge of indebtedness income generally will be equal to the excess of the adjusted issue price (as defined in Treasury Regulation Section 1.1275-1(b)) of the indebtedness discharged over the aggregate value of cash and other property (including the new notes and Kaiser common stock) transferred in satisfaction of the indebtedness.

         However, Kaiser may not realize taxable income from discharge of indebtedness if the discharge of indebtedness occurs while Kaiser is "insolvent" (as defined in Section 108(d)(3) of the Internal Revenue Code of 1986, as amended). Instead, to the extent that the amount of the discharge of indebtedness does not exceed the amount by which Kaiser is insolvent, certain tax attributes (including net operating losses) otherwise available to Kaiser will be reduced, generally by the amount that would otherwise be included as ordinary income. These attribute reductions will generally have the effect of increasing Kaiser's federal income tax liability in subsequent taxable years. The extent, if any, to which Kaiser is insolvent is determined for this purpose immediately before the discharge of indebtedness.

Fees and Expenses

         All expenses incident to Kaiser's consummation of the exchange offer will be borne by Kaiser. Kaiser expects such expenses will total approximately $_______.

Reduction in Voting Power if Exchange Offer is Consummated

         Current holders of common stock will experience an immediate and substantial reduction in their aggregate voting power if the exchange offer is consummated. Kaiser anticipates that approximately ____ additional shares of common stock will be issued as part of the exchange offer. These additional shares would represent approximately ____% of the total voting power of the outstanding common stock of Kaiser, or ___% on a fully diluted basis. As a result, although each share will continue to be entitled to one vote, the aggregate voting power of current shareholders of Kaiser would be reduced from 100% to approximately ____% of the total voting power held by all shareholders of Kaiser after the consummation of the exchange offer.

Capitalization

                                CAPITALIZATION


     The following table sets forth our capitalization as of March 31, 1999, pro forma for the sale of EFM and Consulting and adjusted to give effect to the consummation of the recapitalization as if it had occurred on March 31,1999. The information set forth below should be read in conjunction with our audited combined financial statements and related notes thereto included in Kaiser's Quarterly Report on Form 10-Q for the period ended March 31, 1999 that has been delivered with this proxy statement and unaudited pro forma combined financial statements, together with the notes thereto, included as Appendix A to this proxy Statement.


                                                               As of March 31,1999
                                                             ----------------------
                                                                         Pro Forma
                                                             Pro forma    adjusted
                                                             ----------  ----------
                                                              (Dollars in thousand)
               Cash and cash equivalents(a)                   $78,721
                                                             ==========  ==========
               Long-term debt (including current portion):
                    Credit Facility                           $    -      $    -
               12% Senior Notes(b)                              15,000      15,000
               New 13% Senior Subordinated Notes                   -
               Old 12% Senior Subordinates Notes(c)            125,000
                                                             ----------  ----------
                         Total Debt                            140,000
               Stockholders' Equity (Deficit)                  (24,320)
                                                             ----------  ----------
                         Total Capitalization                 $115,680
                                                             ==========  ==========


(a) Includes $22.9 million of restricted cash being used to collateralize letters of credit.

(b) Excludes $.4 million of unamortization discount.

(c) Excludes $2.1 million in unamortization discount.

Pro Forma Financial Information

         Kaiser has prepared additional unaudited pro forma financial information that describes our historical financial results as if the sales of the EFM and Consulting Groups and the exchange transaction occurred as of ______________, ______. This information has been included as Appendix A of this proxy statement.

Adverse Effect on Market Price of Additional Shares

         All of the shares of common stock to be issued in the exchange offer are being registered on a registration statement filed with the SEC under the Securities Act of 1933. As a result, they will be freely transferable immediately upon issuance. In addition, Kaiser intends to apply for listing of the shares on the New York Stock Exchange. Sales of these shares of common stock in the public market or the perception that such sales may occur could materially adversely affect the market price of Kaiser common stock generally.

Vote Required for Approval of the Stock Issuance Proposal

         The affirmative vote of a majority of Kaiser's outstanding present is required to approve the Stock Issuance Proposal; provided, however, that at least a majority of the total shares of common stock outstanding actually cast votes at the meeting.

Recommendation of the Board of Directors

         With the exception of Mr. Tennenbaum, all of the members of Kaiser's board of directors recommend that the shareholders vote FOR the Stock Issuance Proposal. Mr. Tennenbaum has voted against approval of the Stock Issuance Proposal. Proxies solicited by the board of directors will be voted for this proposal unless shareholders specify a contrary choice in their proxies.


================================================================================

                       PROPOSAL 3: REVERSE SPLIT PROPOSAL

================================================================================

         If the exchange offer is consummated, the board of directors believes that the best interests of Kaiser and its shareholders will be served by amending Kaiser's certificate of incorporation, to effect a reverse split of Kaiser's presently issued and outstanding shares of common stock. You are being asked to approve an amendment to

Kaiser's certificate of incorporation to effect a reverse split of Kaiser's outstanding shares of common stock, in a ratio of up to one-for-ten, or such lower ratio as the board shall in its discretion determine. As part of this proposal, Kaiser's board of directors will have the authority, consistent with Delaware law, to abandon the reverse split at any time prior to its effectiveness if they determine that its implementation is not in the best interests of Kaiser and its shareholders.

         Except as otherwise indicated, all per share information in this proxy statement is presented without giving effect to the reverse stock split.

         If the shareholders approve Proposal Two, Kaiser's certificate of incorporation will be amended to replace the existing provision relating to Kaiser's authorized capital with the following provision relating thereto. Accordingly, Section 4.01(a) of the certificate of incorporation shall be amended by deleting it in its entirety and replacing it with the following:

                    (A) Common Stock. Ninety million (90,000,000)
               shares of common stock, par value $0.01 per share ("Common Stock") entitled to vote at any annual or special meeting of the stockholders of the Corporation. Each [insert actual split ratio of up to ten] shares of the Corporation's common stock issued as of [insert date which the Certificate of Amendment are filed], the ("Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's common stock.

         If the shareholders approve this Proposal Three, the above amendment to Kaiser's certificate of incorporation shall become effective upon the filing of an amendment to the certificate of incorporation with the Delaware Secretary of State. Kaiser is currently authorized to issue 90,000,000 shares of common stock. In connection with the reverse stock split it is not proposed to amend Kaiser's certificate of incorporation to reduce Kaiser's authorized number of shares of common stock.

         There were ____________ shareholders of record of the common stock as of the record date. The reverse stock split is not expected to cause a significant change in the number of record holders of the common stock. Kaiser has no plans for the cancellation or purchase of shares of common stock from holders of a nominal number of shares following the reverse stock split, and has no present intention to take Kaiser private through the reverse stock split or otherwise.

         As of the record date, there were reserved for issuance upon exercise of outstanding options an aggregate _____________ shares of common stock under Kaiser's stock incentive plan. All outstanding options include provisions for adjustment in the number of shares covered thereby and the exercise price therefor in the event of a reverse stock split. If the reverse stock split is approved and effected, there would be reserved for issuance upon exercise of all outstanding options a total of approximately _______ shares of common stock. Each of the outstanding options would thereafter evidence the right to purchase a number of shares of common stock equal to the product of the number of shares previously covered thereby divided by the actual split ratio, and the exercise price per share would be multiplied by the actual split ratio.

         The proposed reverse split will not affect any shareholder's proportionate equity interest in Kaiser or the rights, preferences, privileges or priorities of any shareholder, other than an adjustment which may occur due to fractional shares. Likewise, the proposed reverse split will not affect the total shareholders' equity of Kaiser or any components of shareholders' equity as reflected on the financial statements of Kaiser except to change the numbers of the issued and outstanding shares of capital stock. However, because the number of shares of capital stock that Kaiser is authorized to issue will not be decreased in proportion to the decrease in the number of issued shares determined by the actual split ratio, the number of shares which are authorized but unissued, and the percentage of ownership of Kaiser represented by such shares if they are issued in the future in the discretion of the board of directors, effectively will be increased.

         The following table illustrates the principal effects on Kaiser's capital stock of the reverse split:

                       NUMBER OF SHARES OF CAPITAL STOCK

                                                Prior to reverse split                   After reverse split
                                                ----------------------                   -------------------
Common
------

Authorized                                            90,000,000                              90,000,000

Issued and outstanding (1)

Available for future issuance

Preferred
---------

Authorized                                             2,000,000                               2,000,000

Issued and outstanding                                     0                                       0

Available for future issuance                          2,000,000                               2,000,000

(1) Excludes (i) ______ shares currently held in treasury (_______ shares after the reverse split), (ii) _______ shares issuable upon exercise of outstanding options (______ shares after the reverse split), (iii) ______ shares issuable upon exercise of outstanding warrants (____ shares after the reverse split) and (iv) _______ shares issuable upon conversion of outstanding shares of preferred stock (_____ shares after the reverse split), each as of the _________ ____, 1999 record date.

Exchange Of Shares; No Fractional Shares

         A holder of common stock will be entitled to receive a whole number of shares plus a fraction of a share if the number of shares of common stock held by him prior to the reverse stock split is not evenly divisible by the actual split ratio. However, no certificate or scrip representing fractional shares of common stock will be issued. In lieu of any fractional shares, the transfer agent of the common stock on behalf of all persons otherwise entitled to receive fractional shares will, promptly following the effective time of the reverse stock split, aggregate such fractional shares and sell the resulting whole shares of common stock for the accounts of those persons in open market transactions on the NYSE. Those persons will thereafter be entitled to receive their allocable portion of the net proceeds of the sale thereof upon surrender of their common stock certificates as described below.

         Kaiser will notify holders of common stock of the effectiveness of the reverse stock split and will furnish the holders of record of shares of common stock at the close of business on such effective date with a letter of transmittal for use in exchanging certificates. The holders of common stock will be required to promptly mail their certificates representing shares of common stock to the transfer agent, in order that new certificates giving effect to the reverse stock split may be issued and the proceeds of the sale of any fractional shares may be distributed. Commencing with the effective date of the reverse stock split, previously outstanding certificates representing shares of common stock will be deemed for all purposes to represent a fraction of the number of shares previously represented thereby equal to the product of the number of shares held prior to the split divided by the actual split ratio, subject to the treatment of fractional interests as described above.

         No service charge will be payable by shareholders in connection with the exchange of certificates, all costs of which will be borne and paid by Kaiser.

         Shareholders have no right under Delaware law to dissent from the reverse split or to dissent from the rounding up of fractional interests resulting from the reverse split.

Change Of Purchase Rights For Preferred Stock, Options And Warrants And Notice To Holders Of Such Stock

         Pursuant to the authority conferred on it by the certificate of incorporation, the board of directors of Kaiser adopted certain resolutions dated ___________ pursuant to which Kaiser authorized the issuance of a series of preferred stock designated as Series 4 Junior Preferred Stock (the "Series 4 Preferred"). Pursuant to Kaiser's shareholder rights plan, dated January 13, 1992, holders of Kaiser's common stock have the right to purchase one one-hundredth of a share of the Series 4 Preferred at a certain price following the acquisition by a group or persons of 20% or more of the common stock of Kaiser. In accordance with the certificate of incorporation, the fraction of a share of Series 4 Preferred stock for which each share of common stock has the right to subscribe will be adjusted as of the split effective date. As a result, each share of common stock shall thereafter have the right to subscribe for a fraction of a share of Series 4 Preferred equal to the product of the one-one hundredth of a share divided by the actual split ratio pursuant to the terms of Shareholder Rights Plan.

         No other series of Preferred Stock are currently outstanding.

Purposes Of The Reverse Split And Effective Increase In Authorized Shares

         The Company's common stock is currently listed on the New York Stock Exchange under the symbol "ICF." However, Kaiser may in the future apply for listing of its common stock on the Nasdaq National Market System ("Nasdaq NMS") the Nasdaq SmallCap Market System ("Nasdaq SCM") or the American Stock Exchange, which have certain per share minimum bid price requirements for initial inclusion. Kaiser anticipates that the reverse split will have the effect of increasing the minimum bid price of its common stock sufficient to permit it to satisfy the applicable minimum bid price criteria. Further, the board of directors has been advised that certain securities firms limit the extension of margin credit for, and otherwise discourage their registered representatives from recommending, the purchase of corporate securities that have a market value of less than $5.00 per share. Under the margin regulations of the Federal Reserve Board, brokers, financial institutions and certain other lenders may extend credit for the purchase of margin stock in an amount not to exceed 50% of the market value of such shares. For purposes of these regulations, the market value of the common stock is the closing price as reported by Nasdaq on the day preceding the extension of credit. To increase the market value, satisfy the Nasdaq NMS, Nasdaq SCM or American Stock Exchange listing criteria and increase the likelihood of marginability of the common stock, the board of directors has determined that the reverse split may be in the best interests of Kaiser and its shareholders.

         Additionally, the board of directors believes that the current price per share of Kaiser's common stock may reduce the effective marketability of the common stock because of the reluctance of certain brokerage firms to recommend the purchase of lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have policies and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

         The board of directors believes that the low per share market price of the common stock impairs the marketability of the common stock to institutional investors and members of the investing public and creates a negative impression with respect to Kaiser. Many investors and market makers look upon lower priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the common stock. Thus, a potential increase in trading price would be expected to be attractive to the financial community and the investing public and in the best interest of the shareholders.

         The board of directors is hopeful that the decrease in the number of shares of common stock outstanding as a consequence of the proposed reverse split, and the resulting anticipated increased price level, will stimulate additional interest in Kaiser's common stock and possibly promote greater liquidity for Kaiser's shareholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares of common stock which would be outstanding after the proposed reverse split is effected.

         It is impossible to predict the market's reaction to any reverse stock split or, in this case, to separate that reaction from the market's reaction to the proposed investment as a whole. If this proposal is approved, the board of directors plans to evaluate Kaiser's prospects and the market for its stock, whether the exchange offer has been completed, and other factors in determining whether to proceed with the reverse split and, if so, what ratio (not to exceed one share for each ten outstanding shares) should be used to implement the reverse stock split.

         The reverse split may result in some shareholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in "round lots" of even multiples of 100.

Certain Federal Income Tax Consequences

         A summary of the federal income tax consequences of the reverse split as contemplated in Proposal Three is set forth in the paragraph below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed reverse split. Income tax consequences to shareholders may vary from the federal tax consequences described generally below. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed reverse split will reconstitute a "recapitalization" to Kaiser and its shareholders to the extent that issued shares of common stock are exchanged for a reduced number of shares of common stock. Therefore, neither Kaiser nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof, except that a shareholder who receives cash in lieu of receiving fractional shares of common stock will be treated as selling such fractional shares and will recognize a capital gain or loss equal to the difference between the cash received and the basis of such fractional shares.

         The shares of common stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such shareholder immediately prior to the split effective date, reduced by the basis, if any, allocated to fractional shares that are treated as sold. A shareholder's holding period for the shares of common stock to be issued will include the holding period for the shares of common stock held thereby immediately prior to the split effective date provided that such shares of stock were held by the shareholder as capital assets on the split effective date.

Vote Required for Approval of the Reverse Split Proposal

         The affirmative vote of a majority of the shares of Kaiser's outstanding common stock is required in order to approve the reverse split proposal. As part of this proposal, the board has the authority, consistent with Delaware law, to abandon the reverse split at any time prior to its effectiveness if it determines that it is not in the best interests of Kaiser or its shareholders.

Recommendation of the board of directors

         The board of directors recommends that the shareholders vote FOR the reverse split Proposal. Proxies solicited by the board of directors will be voted for this proposal unless shareholders specify a contrary choice in their proxies.

================================================================================

                   PROPOSAL 4: SHAREHOLDER DEMOCRACY PROPOSAL

================================================================================

         The board of directors is proposing a series of related amendments to Kaiser's certificate of incorporation and conforming amendments to its bylaws. The purpose of these proposed amendments is to enhance the ability of Kaiser's shareholders to exercise their voting rights.

         In general terms, the provisions of Kaiser's certificate of incorporation and bylaws proposed to be amended as described below may currently have the effect of delaying, deferring, or preventing a change of control of Kaiser or other extraordinary corporate transactions. Thus, approval of the Shareholder Democracy Proposal could have the effect of making a change of control of Kaiser or other extraordinary corporate transaction easier to accomplish. In considering this effect, shareholders should note that if the Stock Issuance Proposal is adopted, holders of Kaiser's new notes will own a substantial portion of Kaiser's outstanding common stock. Adoption of the Shareholder Democracy Proposal would result in holders of the old notes that receive shares of common stock in the exchange transaction having a greater ability to control whether or not Kaiser could effect extraordinary corporate transactions.

Elimination of Supermajority Vote with Respect to Certain Transactions

         Section 4.02(D) of Kaiser's certificate of incorporation currently provides that, if a majority of the board of directors has not served in such positions for at least 12 months, the approval of two-thirds of the voting power of Kaiser's capital stock would be required in order for Kaiser to: (1) merge with or consolidate into any other entity, other than a subsidiary of Kaiser,
(2) sell, lease or assign all or substantially all of the assets or properties of Kaiser, or (3) amend Section 4.02(D) of the certificate of incorporation. In the absence of this provision, Delaware law requires that transactions of the type referred to in Section 4.02(D) of the certificate of incorporation be approved by a majority of Kaiser's outstanding voting stock. Although provisions such as Section 4.02(D), requiring supermajority votes for approval of certain transactions, are not uncommon, the board of directors believes that, at the present time, the majority vote requirement of Delaware law is sufficient to protect the shareholders' interests.

         In reaching this conclusion, the board of directors considered that Kaiser is subject to Section 203 of the Delaware General Corporation Law, or the Delaware takeover statute, which restricts transactions that may be entered into by Kaiser and certain of its shareholders. The Delaware takeover statute provides, in essence, that an interested shareholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute, but less than 85% of such shares, may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the shareholder became an interested stockholder, unless (1) prior to such date the corporation's board of directors approved either the business combination or the transaction in which the shareholder became an interested stockholder or (2) the business combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

         The Delaware takeover statute defines the term business combination to encompass a wide variety of transactions with or caused by an interested stockholder in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the interested stockholder, transactions with the corporation which increase the proportionate interest of the interested stockholder, or transactions in which the interested stockholder receives certain benefits.

Amendment to Certificate of Incorporation and Bylaws to Provide for Annual Election of Directors

         In 1992, Kaiser's shareholders approved a proposal to provide for staggered, three-year terms for the board of directors. Under this arrangement, the board of directors is divided into three class. One class stands for election each year, and directors in a class are elected for three-year terms. A classified board of directors may have the effect of making it more difficult for a person to acquire control of Kaiser since it may require two annual meetings to replace a majority of the directors and acquire effective control over Kaiser. In addition, under Delaware law, members of a classified board of directors cannot be removed except for "cause."

         Some investors have come to view classified boards as having the effect of insulating directors from a corporation's shareholders, and a number of major corporations have determined that, regardless of the merits of a classified board in deterring coercive takeover attempts, principles of good corporate governance dictate that all directors of a corporation be elected annually. The board of directors of Kaiser agrees with this conclusion. Therefore, the board of directors has unanimously approved deletion of the provisions of Kaiser's certificate of incorporation and bylaws which provide for staggered, three-year terms for directors.

         If the Shareholder Democracy Proposal is approved by the shareholders,
Section 6.01 of the certificate of incorporation will be amended by deleting it in its entirety and replacing it with the following:

                      "The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors shall be determined by the affirmative vote of a majority of the whole Board of Directors or by the shareholders, but shall not be less than six nor more than sixteen. Directors shall be elected for a term of office that expires at the next succeeding annual meeting of shareholders and shall hold office until their successors have been elected and qualified."

         The deletion of the existing Section 6.01 of the certificate of incorporation will include elimination of the provision in section 6.01(D) that currently permits only directors to fill vacancies on the board. Thus, if the Shareholder Democracy Proposal is approved, vacancies on the board of directors may be filled by the directors, and also by the shareholders.

         Adoption of the Shareholder Democracy Proposal will also result in conforming amendments to section 3.01 and section 3.03 of Kaiser's bylaws, relating to the number and classification of Kaiser's board of directors.

Elimination of Supermajority Vote to Amend Certificate of Incorporation or
Bylaws

         Section 14.01 of Kaiser's certificate of incorporation and section 9.01 of Kaiser's bylaws provide that certain provisions of the certificate of incorporation and bylaws may be amended only with the affirmative vote of the holders of two-thirds of Kaiser's then outstanding capital stock entitled to vote generally in the election of directors. The provisions of the certificate of incorporation subject to this supermajority vote requirement include:

         . the prohibition in section 4.02(A) of the certificate of incorporation that prohibits the holders of common stock from taking actions by written consent without a meeting;

         .        the supermajority vote requirement for certain transactions in section 4.02(D) described above, the provisions of the certificate of incorporation relating to the classification of the board of directors described above;

         . the provisions of section 7.01(B) of the certificate of incorporation relating to the limitation of liability of directors of Kaiser; and

         . section 14.01 of the certificate of incorporation relating to amendments to the certificate of incorporation.

Provisions of the bylaws requiring a supermajority vote for amendment include:

         . section 2.04, relating to the calling of special meetings of shareholders discussed below;

         . section 2.05, relating to business to be conducted at meetings;

         .        section 3.01, relating to the size of the board of directors;

         . section 3.02, relating to nominations for election as directors; and

         . section 3.03, relating to classification of the board of directors.

         Consistent with the other amendments described above, the board of directors believes that the holders of a majority of the outstanding voting stock of Kaiser should be permitted to amend Kaiser's certificate of incorporation and bylaws, and therefore are recommending that the provisions of the certificate of incorporation and bylaws requiring a supermajority vote for amendment of certain provisions thereof be deleted.

Lowering Percentage of Shareholders Required to Call a Special Meeting

         Section 2.04 of the bylaws currently provides as follows:

                  Special meetings of the shareholders may be called by the Board of Directors, by the Chief Executive Officer, by the President or by a writing signed by shareholders owning at least fifty percent (50%) in voting amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such call shall state the purpose or purposes of the proposed meeting. The Secretary shall give notice of such meeting to the shareholders entitled to vote thereat in accordance with such call.

Kaiser's board of directors proposes to amend the first sentence of section 2.04 of the bylaws by deleting it in its entirety and replacing it with the following:

                  Special meetings of the shareholders may be called by the Board of Directors, by the Chairman of the Board or the Chief Executive Officer, or by a writing signed by shareholders owning at least twenty percent (20%) in voting amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.

In addition, Kaiser's board of directors proposes to amend the certificate of incorporation to add a new section 15.01 which would include the same language as the revised first sentence of section 2.04 of the bylaws.

         The purpose of this proposed change is to permit shareholders constituting a substantial minority, but who hold less than fifty percent (50%) of Kaiser's outstanding voting stock, to call a special meeting of shareholders. However, this change will not affect the percentage vote needed in order to approve proposals properly presented at any special meeting.

Vote Required for Approval of Shareholder Democracy Proposal

         The affirmative vote of at least 66 2/3% of Kaiser's outstanding common stock is required to approve the Shareholder Democracy Proposal.

Recommendation of the Board of Directors

         The board of directors recommends that shareholders vote "FOR" the Shareholder Democracy Proposal. Proxies solicited by the board of directors will be so voted unless shareholders specify a contrary choice in their proxies.


===============================================================================

                        PROPOSAL 5: RIGHTS PLAN PROPOSAL

===============================================================================

         On January 13, 1992, Kaiser's board of directors authorized the creation of a Shareholder Rights Plan. Pursuant to the rights plan, all shares of Kaiser's common stock that were outstanding on, or that were issued after, January 31, 1992 and prior to the date that the rights become exercisable will have a right attached thereto.

         The rights are triggered by the acquisition of, or tender or exchange offer for, beneficial ownership of 20% or more of Kaiser's common stock. In such event, each right entitles the holder thereof, other than the 20% beneficial owner, to purchase Kaiser's common stock, or in certain circumstances involving the acquisition of Kaiser, the acquiror's common stock, having a value equal to two times the $50.00 exercise price of a right.

         The rights plan was designed to enhance the ability of the board of directors to negotiate with a person or group that might, in the future, make an unsolicited attempt to acquire control of Kaiser, whether through the accumulation of shares in the open market or through a tender offer which does not offer an adequate price. Although the rights plan does not prevent a change of control, the rights generally would cause substantial dilution to a person or group that attempts to acquire Kaiser on terms not approved by the board of directors.

         Shareholder rights plans or "poison pills" have become controversial, and certain institutional shareholders and other shareholder groups disapprove of shareholder rights plans. The board of directors has considered redemption of the rights in order to eliminate the effect of the rights plan. However, redemption of the rights is not currently permitted by the terms of the indentures governing the old notes and Kaiser's outstanding senior notes. The board of directors also considered terminating the rights plan, but the terms of the rights plan do not permit its early termination. The terms of the rights plan do permit the board of directors to effect certain amendments to the rights plan, and on July 2, 1999 the board of directors amended the rights plan, subject to shareholder approval, as follows:

                  1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement was amended to add the parenthetical phrase "(other than as a result of a Permitted Offer (as hereinafter defined))" after the first reference to common stock in such definition and to delete references to Kaiser's Series 2C and 2D Preferred Stock, so that Section 1(a) of the Rights Agreement now reads in its entirety as follows (new language is underlined):

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliated and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock outstanding (other than as
                                                             -------------
                  a result of a Permitted Offer (as hereinafter defined)),
                  ------------------------------------------------------
                  but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock by the Company, unless and until such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock.

                  2. Section 1 of the Rights Agreement was further amended to add the definition of "Permitted Offer" as a new Section 1(q), with the balance of the subsections of Section 1 being renumbered accordingly. New Section 1(q) now reads as follows:

                  (q) "Permitted Offer" shall mean (i) a tender or exchange offer which is for all outstanding Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers or employees of the Company and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant and (ii) following July 31, 2000, a cash tender offer which is for all outstanding Common Stock.

         In addition to this amendment to the Rights Plan, the board of directors proposes to add a new Article X to the bylaws, which would prohibit the adoption of a new rights shall without shareholder approval. This new article of the bylaws would provide as follows

                                   ARTICLE X

                          Prohibition on Shareholder
                                  Rights Plan

               Section 10.10 Prohibition on Shareholder Rights Plans.
               -----------------------------------------------------
               Without the prior approval of the shareholders, the Corporation shall not adopt a stockholder rights plan. As used herein, the term "stockholder rights plan" means any plan involving the issuance of stock purchase rights which may be exercised only following the occurrence of a tender offer for the Corporation's outstanding Common Stock, the acquisition by a person of a specified number or percentage of the Corporation's outstanding Common Stock, or a merger, consolidation, sale or assets or comparable transaction following the acquisition by any person of such a specified number or percentage of the Corporation's outstanding Common Stock.

         In addition, the second sentence of section 14.01 of the certificate of incorporation, relating to the board's authority to amend the bylaws, would be amended to provide as follows:

               "In furtherance and not in limitation of the powers conferred by statute the Board of Directors is authorized to adopt, amend, and repeal the Bylaws of the Corporation, provided that without the approval of
                                --------
               the stockholders no such amendment shall authorize or permit the adoption of a stockholder rights plan."

Vote Required for Approval of the Rights Plan Proposal

         The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve the rights plan proposal.

Recommendation of the Board of Directors

         The board of directors recommends that shareholders vote "FOR" the Rights Plan Proposal. Proxies solicited by the board of directors will be so voted unless shareholders specify a contrary choice in their proxies.


================================================================================

                  PROPOSAL 6: OBSOLETE PREFERRED STOCK PROPOSAL

================================================================================

         Kaiser's certificate of incorporation includes lengthy and complicated provisions relating to the terms of previously issued series of preferred stock that are no longer outstanding and the board does not intend to issue any of these shares in the future. These provisions include section 15.01, relating to Series 1 Junior Convertible Preferred Stock; section 16.01, relating to Series 2C Senior Preferred Stock; and section 17.01, relating to Series 2D Senior Preferred Stock. Since none of the shares of these series of preferred stock remain outstanding, these provisions of the certificate of incorporation only complicate and make extremely lengthy the certificate of incorporation. Accordingly, the board of directors recommends that the certificate of incorporation be amended to delete these obsolete provisions. If this proposal is approved, the certificate of incorporation will be restated in its entirety.

Vote Required for Approval of the Obsolete Preferred Stock Proposal

         The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve the Obsolete Preferred Stock Proposal.

Recommendation of the board of directors

         The board of directors recommends that the shareholders vote "FOR" the Obsolete Preferred Stock Proposal. Proxies solicited by the board of directors will be so voted unless shareholders specify a contrary choice in their proxies.

================================================================================

               PROPOSAL 7: PROPOSAL TO AMEND STOCK INCENTIVE PLAN

================================================================================

         The ICF Kaiser International, Inc. Stock Incentive Plan, or the incentive plan, was adopted by the Kaiser board of directors and approved by the shareholders of Kaiser in February 1987, and was amended by the shareholders of Kaiser in May 1996. The Plan expires on December 31, 2005. After that date no additional grants may be made. The board of directors has approved and adopted amendments to the incentive plan as described below, subject to the approval of the shareholders.

Description of Amendments

         We propose to increase the number of shares available for grants under the plan by 2,000,000. Kaiser's board of directors proposes that the incentive plan be amended to increase the number of shares of common stock as to which awards may be granted. The incentive plan currently provides for the issuance of up to 6,000,000 shares. As of _______, 1999, ______ shares had been issued upon the exercise of options granted under the incentive plan, there were outstanding options to purchase _______ shares and only [_______________] shares remained available for issuance pursuant to future grants under the incentive plan. The proposed amendment would increase the number of shares available for issuance under the Incentive Plan by [2,000,000]. If the amendment is approved the total number of shares available for future grants under the incentive plan would be ____________________ assuming no additional grants are made after the date of this proxy statement and the date the increase is approved. The closing price of Kaiser's common stock as quoted on the New York Stock Exchange on ________, 1999 was $_______.

         The incentive plan is designed to promote the interests of Kaiser by affording its key employees an incentive, by means of acquiring common stock of Kaiser and share in the increase in the value of such stock, to remain in the employ of Kaiser and to exert their maximum efforts on its behalf. The outstanding awards were granted under circumstances such that those awards no longer provide a realistic incentive to its grantees. The Compensation & Human Resources Committee of the board of directors plans to review Kaiser's long-term incentive compensation program, including the circumstances and terms under which options, restricted stock, and other equity grants would be made in the future, in order to accomplish the purposes of the incentive plan. New grants will not be made under the incentive plan without the prior approval of the committee. As an interim step in anticipation of a determination by the committee following its review, Kaiser proposes to amend the incentive plan so that it will read as follows:

                  3. Shares Subject to the Plan. The aggregate
                     --------------------------
         combined number of shares of common stock which may be covered by stock options ("Options"), stock appreciation rights ("SARs"), restricted shares ("Restricted Shares"), and restricted stock units ("Restricted Stock Units") granted pursuant to the Plan is [8,000,000] shares, subject to adjustment under Section 9. Shares which may be delivered on exercise or settlement of Options, SARs, Restricted Shares, or Restricted Stock Units may be previously issued shares reacquired by ICF Kaiser or authorized but unissued shares. Shares covered by Restricted Shares or Restricted Stock Units that are forfeited and shares covered by Options that expire unexercised or are canceled (without having been surrendered upon the exercise of SARs, whether settled in cash or common stock) shall again be available for grant under the Plan.

         We also propose to permit the transfer of options made under the plan by participants to members of their immediate family. Kaiser also proposes to amend the incentive plan to permit the transfer of options that are not designated as incentive stock options for purposes of the tax code to immediate family members of the persons who receive the option grants. Accordingly, the board has proposed amending the second sentence of section 10 of the incentive plan by adding the words "or to any member of the Participant's immediate family (as defined in Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended)", so that section 10 of the Incentive Plan would read in its entirety as follows (added language underlined):

         10. Transferability of Options, SARs, Restricted Shares and Restricted
             ------------------------------------------------------------------
         Stock Units. Options are intended to be incentive stock options,
         -----------
         SARs, Restricted Shares, and Restricted Stock Units shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the
         Participant or his guardian. Options that are designated at the time of grant as Options that are not incentive stock options may be transferred or assigned only to a person who is at the time of such transfer an employee of ICF Kaiser or a Subsidiary, or to any
                                                                  ---------
         member of the Participant's immediate family (as defined in Rule
         ----------------------------------------------------------------
         16a-1(e) of the Securities Exchange Act of 1934, as amended),
         ------------------------------------------------------------
         except that any such options held by persons subject to the reporting obligations of Section 16(a) of the Securities Exchange
         Act of 1934, as amended, may not be transferred or assigned other than by the laws of descent and distribution.

         We also propose to amend the plan to provide greater flexibility to make future amendments. Finally, Kaiser's board of directors has proposed to amend the incentive plan in order to provide greater flexibility to make future amendments to the plan. Currently Section 14(c) of the plan provides as follows:

                                    "(c) Except as provided in Section
                           9, no such amendment shall, without the
                           approval of the shareholders of ICF Kaiser:
                           (i) increase the maximum number of shares of Common Stock for which Options, SARs, Restricted Shares of Restricted Stock Units may be granted under the Plan; (ii) except to the extent required or permitted under
                           Section 5(a) in the case of substitute
                           Options, reduce the price at which options may be granted below the price provided for in Section 5(c); (iii) reduce the option price of outstanding Options; (iv) extend the period during which Options, SARs, Restricted Shares, or Restricted Stock Units may be granted; (v) except to the extent permitted or required under Section 5(a) in the case of substitute Options, extend the period during which an outstanding Option may be exercised beyond the maximum period provided for in Section 5(b); (vi) materially increase in any other way the benefits accruing to Participants; or (vii) change the class of persons eligible to be Participants."

         This section of the plan has not been amended since the plan was adopted more than ten years ago. Given the passage of time since the plan's adoption, changes in applicable tax and securities laws, and changed circumstances facing Kaiser, the board of directors proposes to amend Section 14(c) of the plan in order to provide a greater degree of flexibility in altering the terms of outstanding Options, SARs, Restricted Shares and Restricted Stock Units. Accordingly, it is proposed that Section 14(c) of the incentive plan be amended by deleting it in its entirety and replace it with the following:

                                    (c) The Board may amend, modify,
                           suspend or terminate this Plan for any
                           purpose, except that (i) no amendment or alteration that would impair the rights of any Participant under any award previously granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by ICF Kaiser's shareholders to the extent such approval is then required (x) pursuant to the rules of the Securities and Exchange Commission in order to preserve the applicability of any exemption provided by such rules to any award then outstanding (unless the holder of such award consents); (y) pursuant to
                           Section 162(m) of the Internal Revenue Code of 1986; or (z) otherwise required by applicable legal requirements.

The board of directors does not plan to utilize the additional flexibility afforded by this amendment to reprice any outstanding options previously granted to executive officers of Kaiser.

Material Terms of the Incentive Plan

         Purpose and Administration

         The purpose of the incentive plan is to promote the interests of Kaiser by affording its key employees an incentive, by means of an opportunity to acquire common stock and share in the increase in the value of such stock, to remain in the employ of Kaiser and to exert their maximum efforts on its behalf.

         The incentive plan is administered by the Compensation and Human Resources Committee of the board of directors. The committee has the full authority, consistent with the incentive plan, to promulgate such rules and regulations with respect to the incentive plan as it deems desirable, and to make all other determinations necessary or desirable for the administration of the incentive plan. Under the incentive plan, grants of awards may be made to such employees and in such amounts as determined by the committee or, in certain cases, by the chief executive officer under authority delegated to him by the committee.

         Grants

         Grants to employees under the incentive plan may consist of stock options, stock appreciation rights, restricted shares and restricted stock units.

         Stock options may be in the form of incentive stock options or nonstatutory stock options. Options are exercisable at such times and in such installments as are determined by the committee, provided that no stock option generally is exercisable more than ten years after the date of the grant. Options generally may not be exercised following termination of employment, except due to retirement, disability, or death. The option exercise price is established by the committee, but it may not be less than the fair market value of the underlying shares on the date of grant. Payment of the option exercise price is made at the time of exercise and may be in cash, shares of common stock, or in any combination of both.

         SARs granted under the incentive plan entitle the participant to receive a payment equal to the increase, as of the date of exercise or surrender, in the fair market value of a stated number of shares of common stock over the purchase price. Such payments may be made in cash, in shares of common stock valued at their fair market value as of the date of exercise, or in any combination of both. To date, no SARs have been awarded under the plan.

         Restricted shares and restricted stock units granted under the incentive plan are subject to forfeiture under such conditions and for such period of time as the committee may establish at the time of grant. Such conditions may include restrictions on transferability, requirements of continued employment and individual or company performance. During the period in which any shares of common stock are subject to forfeiture restrictions, the committee may grant to the participant all or any of the rights of a stockholder with respect to such shares. To date, no restricted stock units have ever been awarded under the plan.

     Federal Income Tax Consequences

     In general, the grant of a stock option will not be a taxable event to a recipient and will not result in a deduction to Kaiser. The tax consequences associated with the exercise of a stock option, and the subsequent disposition of common stock acquired on exercise of such an option, depend upon whether the option is an incentive stock option or a nonstatutory stock option.

     Upon the exercise of a nonstatutory stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the common stock received upon exercise over the exercise price. Kaiser will be able to claim a deduction in an equivalent amount, provided it satisfies federal income tax withholding requirements. Any gain or loss upon a subsequent sale or exchange of the common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the common stock.

     A participant generally will not recognize ordinary income at the time of exercise of an incentive stock option, and no deduction will be available to Kaiser, provided the option is exercised while the participant is an employee or, in certain circumstances, for a limited period of time thereafter. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax. If the shares acquired under an incentive stock option are not sold within two years after the date of grant and within one year after the date of exercise, any gain or loss realized will be treated as a long-term capital gain or loss. If a disposition occurs prior to the expiration of these one-year or two-year holding periods, the participant will recognize ordinary income at the time of disposition, and Kaiser will be entitled to a deduction in an amount equal to the excess of the fair market value of the common stock at the date of exercise, or the fair market value of the common stock on the disposition date, if lower, over the exercise price.

     Generally, when a participant receives payment with respect to a stock appreciation right granted to him or her under the incentive plan, the amount of cash and the fair market value of the common stock received will be ordinary compensation income to such participant and will be allowed as a deduction for federal income tax purposes by Kaiser.

     A participant who receives shares of restricted stock generally will recognize ordinary compensation income at the time the restrictions on transferability lapse, based on the fair market value of the common stock at that time. This amount is deductible for federal income tax purposes by Kaiser. Dividends paid with respect to common stock that is nontransferable will be ordinary compensation income to the participant and generally deductible by Kaiser. Alternatively, a participant may elect immediate recognition of income at the time of receipt of restricted stock. In such event, the participant will recognize the fair market value of the restricted stock at the time of grant as compensation income, and Kaiser will be entitled to a corresponding deduction. Dividends paid with respect to these shares will not be deductible by Kaiser. If this tax treatment is elected, and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

     Other Provisions

     Kaiser may withhold, or require a participant to remit to Kaiser, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the incentive plan. The committee may permit a participant to elect to satisfy all or a part of such withholding obligation by having Kaiser retain a number of shares of common stock underlying the award that have a fair market value equal to the amount required to be withheld.

     Awards that are intended to be incentive stock options, SARs, restricted shares, and restricted stock units are not assignable or transferable by the participant other than by will or the laws of descent and distribution. Nonstatutory stock options, except those held by executive officers, may be transferred only to a person who is at the time of such transfer an employee of Kaiser or a subsidiary of Kaiser. However, this restriction is proposed to be amended by this Proposal 7.

     Kaiser's board of directors may amend, suspend or terminate all or any portion of the incentive plan at any time, subject to stockholder approval in certain instances. If not terminated earlier by Kaiser, the incentive plan will expire on December 31, 2005. No suspension or termination of the incentive plan will alter the rights of any participant with respect to any award outstanding, and no amendment of the incentive plan will alter the rights of any participant with respect to any award outstanding, unless such amendment is approved by the participant.

Vote Required for Approval of Amendments to Stock Incentive Plan

     The affirmative vote of a majority of the shares of common stock represented at the annual meeting is required to approve the proposed amendments to the incentive plan.

Recommendation of the board of directors

     The board of directors recommends that the shareholders vote "FOR" the amendments to the incentive plan. Proxies solicited by the board of directors will be so voted unless shareholders specify a contrary choice in their proxies.

================================================================================

      PROPOSAL 8: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC
                                  ACCOUNTANTS

================================================================================

     Unless otherwise indicated on any proxy, it is intended that shares represented by proxies at the annual meeting of shareholders will be voted in favor of the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit the financial statements of Kaiser for the fiscal year ending December 31, 1999. Prior to its merger with Price Waterhouse LLP to form PricewaterhouseCoopers LLP, Coopers & Lybrand LLP had acted as the independent public accountants of Kaiser since fiscal year 1989.

     Kaiser expects that representatives of PricewaterhouseCoopers LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

Vote Required for Ratification of Appointment of Independent Public Accountants

     The board is seeking the approval of a majority of the shares present at the meeting to ratify the appointment of PricewaterhouseCoopers LLP to serve as Kaiser's independent public accountants for the year ending December 31, 1999.

Recommendation of the board of directors

     The board of directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of Kaiser for the fiscal year ending December 31, 1999. Proxies solicited by the board of directors will be so voted unless shareholders specify a contrary choice in their proxies.

================================================================================

              VOTING SECURITIES OF KAISER AND CERTAIN SHAREHOLDINGS

================================================================================

     The only class of Kaiser's capital stock that is issued, outstanding, and entitled to vote at the 1999 Annual Meeting is Kaiser's common stock. There were ___________ shares of common stock issued and outstanding as the record date. Accordingly, there are __________ shares of common stock entitled to vote at the 1999 Annual Meeting. Each of these shares is entitled to one vote.

     The following table sets forth information as of the __________, 1999 record date, unless otherwise indicated, regarding each person known by us to beneficially own 5% or more of our outstanding common stock. A person is deemed to be a beneficial owner of our common stock if that person has voting or investment power (or voting and investment powers) over any shares of common stock as of the record date or has the right to acquire such shares pursuant to exercisable options or warrants within 60 days from the record date.

===================================================================================================================
        Name and Address of Beneficial Owners           Amount and Nature of Beneficial          Percent of
                of More Than 5% of the                       Ownership of Shares of             common stock
                common stock of Kaiser                       common stock of Kaiser              of Kaiser
===================================================================================================================
     Cowen and Company; Cowen Incorporated;
     Joseph M. Cohen; Jarrod M. Cohen                            1,627,000 (a)                    _____ %
     Financial Square
     New York, NY  10005-3597
-------------------------------------------------------------------------------------------------------------------
     SG Cowen Securities Corporation
     1221 Avenue of the Americas                                  1,681,600(b)                    _____ %
     New York, New York  10020
-------------------------------------------------------------------------------------------------------------------
     State of Wisconsin Investment Board
     P.O. Box 7842                                                2,092,200(c)                    _____ %
     Madison, WI  53707
-------------------------------------------------------------------------------------------------------------------
     Tennenbaum & Co., LLC;
     Michael E. Tennenbaum                                        2,600,000(d)                    _____ %
     11100 Santa Monica Boulevard
     Suite 210
     Los Angeles, CA  90025
===================================================================================================================

(a) The information with respect to the shares of common stock beneficially owned by Cowen and Company, Cowen Incorporated, Joseph M. Cohen, and Jarrod M. Cohen is based on information from Mr. Jarrod Cohen, managing director of Cowen and Company, and is current as of March 31, 1999. Mr. Cohen has informed Kaiser that a total of 49,000 shares are beneficially owned by Cowen and Company, Cowen Incorporated and Joseph M. Cohen, an individual who may be deemed to control Cowen Incorporated. Mr. Cohen has informed Kaiser that he has sole voting and investment power as to 578,000 shares and shared voting and investment power as to 1,000,000 shares. Mr. Jarrod Cohen is a director of Kaiser.
(b) This information is based on a Report on Schedule 13G, which was filed with the SEC reporting share ownership as of December 31, 1998.
(c) The information with respect to the shares of common stock beneficially owned by the State of Wisconsin Investment Board is based on a Report on Schedule 13G, Amendment No. 7 dated February 2, 1999, which was filed with the SEC reporting share ownership information as of December 31, 1998.
(d) The information with respect to the shares of common stock beneficially owned by Tennenbaum & Co., LLC and Michael E. Tennenbaum is based on a Report on Schedule 13D, Amendment No. 2 dated May 4, 1999, which was filed with the SEC. Mr. Tennenbaum is a director of Kaiser.

     The following table sets forth information regarding the beneficial ownership of shares of common stock of Kaiser by each nominee for director, by all directors continuing in office, by current and past executive officers named in the Summary Compensation Table on page 36 of this proxy statement, and by all directors and current executive officers as a group. Unless otherwise stated in the accompanying footnotes, the information set forth below is current as of the ____________ ____, 1999, record date, except that information with respect to ownership of shares of common stock held by Messrs. Gaffney, Tipermas and Watson and in Kaiser's Employee Stock Ownership Plan, Section 401(k) Plan, and Retirement Plan is current as of December 31, 1998.

====================================================================================================================
                      Certain beneficial owners
                      of shares of common stock                Amount and Nature                  Percent of
                         of Kaiser as of the                of beneficial ownership               common stock
                 ____________ ____, 1999 record date          of shares of common                  of Kaiser
                    (unless otherwise indicated)              stock of Kaiser(a)                 (*Less than 1%)
====================================================================================================================
(i) Nominees for Director
--------------------------------------------------------------------------------------------------------------------
        Thomas C. Jorling                                                    (b)                        *
        James J. Maiwurm                                               0                                0%
        Hazel R. O'Leary                                                     (c)                        *
--------------------------------------------------------------------------------------------------------------------
(ii) Directors Continuing in Office
--------------------------------------------------------------------------------------------------------------------
        Tony Coelho                                                          (d)                        *
        Jarrod M. Cohen                                            1,627,000 (e)                      ___ %
        James O. Edwards                                                     (f)                        *
        Keith M. Price                                                       (g)                        *
        James T. Rhodes                                                      (h)                        *
        Michael E. Tennenbaum                                      2,600,000 (i)                      ___ %
--------------------------------------------------------------------------------------------------------------------
(iii) Executive Officers Named in the Summary Compensation Table
--------------------------------------------------------------------------------------------------------------------
        Michael F. Gaffney                                                   (j)                        *
           Former Executive Vice President
        Thomas P. Grumbly                                                    (k)                        *
           Former Executive Vice President
        Sudhakar Kesavan                                                     (l)                        *
           Former Executive Vice President
        Richard Leupen                                                       (m)                        *
           Executive Vice President
        Marc Tipermas                                                        (n)                        *
           Former President and Chief Operating Officer
        David Watson                                                         (o)                        *
           Former Executive Vice President
--------------------------------------------------------------------------------------------------------------------
(iv) All Directors and Current Executive Officers
        as a Group (10 Persons)                                   __________ (p)                   ______ %
====================================================================================================================

(a) For the purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days after the date as of which the information is presented. However, for purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from Kaiser within 60 days from the date as of which the information is presented is not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(b) Mr. Jorling's share ownership includes _____ shares that may be acquired within 60 days of _____________, 1999 upon the exercise of stock options. Mr. Jorling has ______ Phantom Stock Units which are fully described on pages 8-9 of this Proxy Statement.
(c) Ms. O'Leary has _____ Phantom Stock Units which are fully described on pages 8-9 of this Proxy Statement.
(d) Mr. Coelho's share ownership includes _____ shares that may be acquired within 60 days of ___________, 1999 upon the exercise of stock options. He also owns directly _____ other shares. Mr. Coelho has ______ Phantom Stock Units which are fully described on pages 8 through 9 of this Proxy Statement.

(e) The information with respect to the shares of common stock beneficially owned by Cowen and Company, Cowen Incorporated, Joseph M. Cohen, and Jarrod M. Cohen is based on information from Mr. Jarrod Cohen, managing director of Cowen and Company, and is current as of March 31, 1999. Mr. Cohen has informed Kaiser that a total of 49,000 shares are beneficially owned by Cowen and Company, Cowen Incorporated and Joseph M. Cohen, an individual who may be deemed to control Cowen Incorporated. Mr. Cohen has informed Kaiser that he has sole voting and investment power as to 578,000 shares and shared voting and investment power as to 1,000,000 shares. Mr. Jarrod Cohen is a director of Kaiser.
(f) Mr. Edwards' share ownership includes ______ shares allocated to his ESOP account, _____ shares allocated to his Section 401(k) Plan account, ______ shares allocated to his Retirement Plan account, and ______ shares that may be acquired within 60 days of _________, 1999 upon the exercise of stock options. Mr. Edwards owns _____ Restricted Shares. Mr. Edwards also owns directly _________ other shares.
(g) Mr. Price has ______ Phantom Stock Units which are fully described on pages 8 through 9 of this Proxy Statement. Mr. Price's share ownership includes ____ shares allocated to his Section 401(k) account and _______ shares that may be acquired within 60 days of ____________, 1999 upon the exercise of stock options.
(h) Mr. Rhodes has ______ Phantom Stock Units which are fully described on pages 8 through 9 of this Proxy Statement.
(i) The information with respect to the shares of common stock beneficially owned by Tennenbaum & Co., LLC and Michael E. Tennenbaum is based on a Report on Schedule 13D, Amendment No. 2 dated May 4, 1999, which was filed with the SEC. Mr. Tennenbaum is a director of Kaiser. Mr. Tennenbaum is the Managing Member of and may be deemed to control Tennenbaum & Co. LLC, which owns ____ shares of common stock included in this table. Mr. Tennenbaum also has ___ Phantom Stock Units which are fully described on pages 8 through 9 of this proxy statement.
(j) Mr. Gaffney's share ownership includes _____ shares allocated to his Retirement Plan account and _______ shares that may be acquired within 60 days of _________, 1999 upon exercise of options.
(k)       Mr. Grumbly's share ownership includes ____ shares allocated to his
          Section 401(k) Plan and ______ shares that may be acquired within 60 days of ________, 1999 upon exercise of options.
(l) Mr. Kesavan's share ownership includes _____ shares allocated to his ESOP account, _____ allocated to his Retirement Plan account, and ______ shares that may be acquired within 60 days of ________, 1999 upon the exercise of options. Mr. Kesavan also owns _____ other shares.
(m) Mr. Leupen's shares ownership includes ______ shares that may be acquired within 60 days of _________, 1999.
(n) Dr. Tipermas' share ownership includes _____ shares allocated to his ESOP account, ______ shares allocated to his Retirement Plan account and _____ shares that may be acquired within 60 days of _________, 1999 upon exercise of options. He also owns ______ restricted shares and ______ other shares held directly.
(o)       Mr. Watson's share ownership includes ______ shares allocated to his
          Section 401(k) Plan account, _____ shares that may be acquired within 60 days of _________, 1999 upon exercise of options and _____ other shares held directly.
(p) This total includes ________ Phantom Stock Units, ________ shares allocated to ESOP accounts, ______ shares in Section 401(k) Plan accounts, ______ shares allocated to individuals under the Retirement Plan or held in directed investment accounts under the Retirement Plan, ______ shares that may be acquired within 60 days of _____________, 1999 upon the exercise of stock options, and ______ restricted shares that will be vested within 60 days of ___________, 1999 and ____________ other shares.

================================================================================

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

================================================================================

     The U.S. Securities and Exchange Commission requires Kaiser to tell its shareholders when certain persons fail to report their transactions in Kaiser's equity securities to the SEC on a timely basis. During the fiscal year ended December 31, 1998, Messrs. Rhodes and Cohen failed to timely file an initial report on Form 3 and Mr. Edwards failed to timely file a report on Form 4. All of such filings have since been made. Based upon a review of SEC Forms 3, 4, and 5, and based on representations that no Forms 3, 4, and 5 other than those already filed were required to be filed,

Kaiser believes that all Section 16(a) filing requirements applicable to its officers, directors, and beneficial owners of more than 10% of its equity securities were timely met, other than the delinquencies disclosed in this paragraph.

================================================================================

                               CURRENT MANAGEMENT

================================================================================

     During 1999, Kaiser implemented certain changes in its executive management. These changes were made in light of the changes in Kaiser's business focus that resulted from its sale of the EFM and Consulting groups, and in order to manage Kaiser's operations during what is expected to be a period of significant changes, including the exchange offer described under Proposal 2. The following individuals currently serve as the principal executive officers of
Kaiser:

     James J. Maiwurm, 50, Chairman of the Board, President and Chief Executive Officer. Mr. Maiwurm has been President and Chief Executive Officer of Kaiser since April 19, 1999. Mr. Maiwurm was elected to, and as Chairman of, the board of directors of Kaiser on June 7, 1999. From August 1998 until elected as Kaiser's President and Chief Executive Officer, Mr. Maiwurm was a partner of Squire Sanders & Dempsey L.L.P., Washington, D.C., and prior to August 1998 was a partner of Crowell & Moring LLP, Washington, D.C. Both law firms serve as counsel to Kaiser. Mr. Maiwurm is a member of the Board of Trustees of Davis Memorial Goodwill Industries, Washington, D.C., a non-profit entity. Mr. Maiwurm graduated from the College of Wooster (B.A.) and the University of Michigan Law School (J.D.).

     S. Robert Cochran, 43, Executive Vice President and President, North America. Mr. Cochran has been President, North America for ICF Kaiser International, Inc. since April 1999. Cochran serves on the board of managing directors of Kaiser-Hill, LLC, the joint venture that conducts the performance based integrating management services at the Department of Energy's Rocky Flats Environmental Technology Site near Denver, Colorado contract. Prior to that, he was Senior Vice President for Business Development for Kaiser's former Environment and Facilities Group. Before joining Kaiser in 1995, Mr. Cochran was Senior Vice President of Hazwaste Industries, Inc. & Earth Technology Incorporated, focusing primarily on business development in the hazardous and radioactive site cleanup area. He was Senior Vice President and partner with Interface Incorporated; served as Vice President of PEI/IT; was senior project and geotechnical group manager with JRB/SAIC; and for Versar, Inc., worked as a senior project geologist. He received a B.S. in Geology from James Madison University and is a registered professional geologist.

     Richard A. Leupen, 45, has been Executive Vice President and President, International of Kaiser since April 1999. Prior thereto, he was President of the Engineers & Constructors Group of Kaiser from August 1998. Mr. Leupen has held senior management positions in Kaiser's former Engineers & Constructors Group since 1995. Prior to joining Kaiser, Mr. Leupen worked for Protech Pty. Ltd. Mr. Leupen also serves as Managing Director of KWA Kenwalt Australia Pty Ltd, and as a director of Weda Bay Minerals Ltd (Calgary), Strand Mining Pte Ltd (Singapore) Pty Limited, Strand Management Pty Limited as well as serving as a director of a number of Kaiser subsidiaries and affiliates. Mr. Leupen graduated from the University of South Wales in Australia (B.S.).

     Timothy P. O'Connor, 34, Chief Financial Officer and Executive Vice President. Mr. O'Connor has been Executive Vice President and Chief Financial Officer of ICF Kaiser International, Inc. since 1999. He had been Treasurer of Kaiser since May 1997 and has been employed by Kaiser in various financial positions since 1995. From 1990 until 1995, Mr. O'Connor was employed by Lockheed Martin Corporation of Bethesda, Maryland, where he held a number of financial positions. Prior to that, Mr. O'Connor worked for General Electric Company and Lazard Freres and Co. of New York. Mr. O'Connor, who is a Certified Cash Manager, graduated from the University of Delaware (B.S.).

================================================================================

                            EXECUTIVE COMPENSATION

================================================================================

     The following table shows the compensation received for each of the three fiscal years ended December 31, 1998 by each person who served as Kaiser's Chief Executive Officer during fiscal 1998, the four other most highly compensated executive officers of Kaiser who were serving as such as of December 31, 1998 and two other highly compensated executive officers who ceased serving Kaiser during 1998 (, each a named executive officer).

===============================================================================================================================
                                                    SUMMARY COMPENSATION TABLE
===============================================================================================================================
                                                                          Long-term Compensation
                                                                          ----------------------
                                      Annual Compensation                         Awards
                                                                                  ------
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  (g)
                                                                                                  ---
        (a) (b)                                            (e)              (f)                Securities        (i)
        -------                                            ---              ---                ----------        ---
    Name, Principal          (c)            (d)        Other Annual      Restricted            Underlying      All Other
    ---------------          ---            ---        ------------      ----------            ----------      ---------
    Position, and          Salary          Bonus       Compensation     Stock Award(s)           Options     Compensation
    -------------          ------          -----       ------------     --------------           -------     ------------
    Fiscal Period            ($)           ($)(a)         ($)(b)            ($)(a)               (#)(a)          (c)
    -------------            ---           ------         ------            ------               ------          ---
-------------------------------------------------------------------------------------------------------------------------------
Keith M. Price, Former President and CEO(d)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $141,347        $50,000             (b)             0            200,000 options          $52,068
-------------------------------------------------------------------------------------------------------------------------------
James O. Edwards, Former Chairman and CEO(e)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $375,006              0      $49,520(b)      $362,600(e)                       0         $155,402
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1997........     $386,542              0             (b)             0                          0          $15,243
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1996........     $350,000       $175,000             (b)       $47,500(e)          40,000 options          $13,098
-------------------------------------------------------------------------------------------------------------------------------
Michael F. Gaffney, Former Executive Vice President(f)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $250,016              0             (b)             0             40,000 options           $3,938
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1997........     $239,050        $15,000             (b)             0             40,000 options          $14,266
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1996........     $197,897        $80,000             (b)             0              9,900 options          $14,893
-------------------------------------------------------------------------------------------------------------------------------
Sudhakar Kesavan, Former Executive Vice President(g)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $274,052      $  69,656             (b)             0                          0           $3,031
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1997........     $225,014      $  27,000             (b)       $14,515(g)          50,000 options          $12,696
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1996........     $164,492      $  72,771             (b)       $28,538(g)          56,600 options          $12,127
-------------------------------------------------------------------------------------------------------------------------------
Thomas P. Grumbly, Former Executive Vice President(h)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $257,312              0             (b)             0                          0           $3,926
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1997........     $163,472      $  75,000             (b)       $14,784(h)         100,000 options          $13,453
-------------------------------------------------------------------------------------------------------------------------------
Richard A. Leupen, Executive Vice President(i)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $207,357       $146,000             (b)             0            200,000 options          $57,514
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1997........     $168,064        $80,000             (b)             0                          0          $25,151
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1996........     $132,185        $12,500             (b)             0                          0          $23,732
-------------------------------------------------------------------------------------------------------------------------------
Marc Tipermas, Former President and Chief Operating Officer(j)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $231,613              0     $142,909(b)             0                          0         $736,857
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1997........     $336,545        $50,000      $42,593(b)             0                          0          $13,989
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1996........     $293,285       $100,000             (b)       $28,463(j)          26,400 options          $13,800
-------------------------------------------------------------------------------------------------------------------------------
David Watson, Former Executive Vice President(k)
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1998........     $239,313              0             (b)       $59,850(k)                       0         $318,453
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1997........     $275,018        $60,000             (b)      $104,832(k)                       0          $90,662
-------------------------------------------------------------------------------------------------------------------------------
    Fiscal 1996........     $227,899       $115,000       $8,376(b)       $18,975(k)          94,800 options          $29,574
==============================================================================================================================

(a) Cash bonuses are reported for the year of service, for which the cash bonus was earned, even if pre-paid or paid in a subsequent year. Restricted stock and options are reported for the year of service for which the stock and/or options were earned, even if the grant date falls in a subsequent fiscal year. No dividends are paid on any shares of restricted stock.

(b) Any amounts shown in the "All Other Compensation" column do not include any perquisites or other personal benefits because the aggregate amount of such compensation for each of the named executive officers did not exceed the lesser of (i) $50,000 or (ii) 10% of the combined salary and bonus for the named executive officer for the stated fiscal period. The amount shown in column (e) of the table for Dr. Tipermas for fiscal year 1997 and Mr. Watson for fiscal year 1996 were amounts reimbursed for the payment of taxes.

(c) Kaiser's 1998 contributions to the named executive officers pursuant to Kaiser's retirement plan will not be determined or made until September 1999. Kaiser will disclose these contributions for the named executive officers in its 1999 annual report to shareholders to be distributed for the 2000 Annual Meeting of Shareholders if the named executive officer is the CEO or one of the other four most highly compensated executive officers in Fiscal year 1999.

(d) Mr. Price was appointed President and Chief Operating Officer of Kaiser as of August 5, 1998. As a result, the information for fiscal year 1998, represents all compensation paid to or earned by Mr. Price during the five-month period commencing on his hire date through December 31, 1998. On August 27, 1998, Mr. Price entered into an employment agreement with Kaiser, pursuant to which he became entitled to receive an annual base salary of $375,000 through August 4, 1999, subject to adjustment. For a fuller description of the terms of this agreement, please refer to the discussion under "Senior Executive Officers Severance Plan" and "Agreements and Transactions with Certain Directors" at pages 41 and 9 through 11, respectively, of this proxy statement. The amount in column (d) represents a signing bonus paid to Mr. Price in connection with his agreeing to serve as President and CEO of Kaiser. The amounts in column (i) of the table for Mr. Price comprise the following:

     Fiscal 1998     $   1,757 Company match under Kaiser's Section 401(k) Plan
                     $   3,770 Spouse travel
                     $     943 Car allowance
                     $  45,598 Relocation expenses

(e) Mr. Edwards resigned as Chairman and CEO of Kaiser effective November 6, 1998. As a result, the information for fiscal 1998, represents all compensation paid to or earned by Mr. Edwards during the eleven months of such year during which Kaiser employed him, including amounts paid pursuant to Mr. Edwards' severance arrangements with Kaiser. Mr. Edwards also was paid $49,520 in fiscal 1998 and $49,039 in fiscal 1999 for consulting services. For a fuller description of the terms of these agreements, please refer to the discussion under "Senior Executive Officers Severance Plan" and "Agreements and Transactions with Certain Directors" at pages 41 and 9 through 11, respectively, of this Proxy Statement. These shares fully vest on November 6, 1999 or, if earlier, on a change of control. For his service in 1998, Mr. Edwards was awarded 200,000 shares of restricted stock on November 6, 1998. The closing price of Kaiser's common stock on November 6, 1998 was $1.813. For his service in fiscal 1996, Mr. Edwards was awarded 20,000 shares of restricted stock on March 4, 1997. The closing price of Kaiser's common stock on March 4, 1997, was $2.375. As of December 31, 1998, Mr. Edwards owned a total of 220,000 restricted shares; the closing price of Kaiser's common stock on December 31, 1998, was $1.438; the aggregate value of these holdings is $316,360. The amounts shown in column
     (i) of the table for Mr. Edwards comprise the following:


     Fiscal 1998     $    2,545  Spouse travel
                     $    2,857  Company match under Kaiser's Section 401(k) Plan
                     $  150,000  Severance payments
     Fiscal 1997     $    2,731  Company match under Kaiser's Section 401(k) Plan
                     $   10,184  Company Retirement Plan Contribution for 1997 made in September 1998
                     $    2,328  Spouse travel
     Fiscal 1996     $    9,492  Company Retirement Plan contribution for 1996 made in September 1997
                     $    2,731  Company match under Kaiser's Section 401(k) Plan
                     $      875  Imputed income for Company-paid life insurance

(f) Mr. Gaffney resigned from his position effective March 17, 1999. The amounts shown in column (i) of the table for Mr. Gaffney comprise the following:


     Fiscal 1998     $      361  Spouse travel
                     $    3,304  Company match under Kaiser's Section 401(k) Plan
                     $      273  Imputed income for Company-paid life insurance
     Fiscal 1997     $    3,225  Company match under Kaiser's Section 401(k) Plan
                     $      273  Imputed income for Company-paid life insurance
                     $   10,184  Company Retirement Plan Contribution for 1997 made in September 1998
                     $      584  Spouse travel
     Fiscal 1996     $    9,492  Company Retirement Plan contribution for 1996 made in September 1997
                     $    3,188  Company match under Kaiser's Section 401(k) Plan
                     $      660  Imputed income for Company-paid life insurance
                     $    1,553  Spouse travel

(g) Effective June 30, 1999, Mr. Kesavan ceased to be employed by Kaiser in connection with the sale of the Consulting Group. For his service in fiscal 1997, Mr. Kesavan was awarded 5,400 shares of Restricted Stock on March 9, 1998. The closing price of Kaiser's common stock on March 9, 1998, was $2.688. These Restricted Shares would have fully vested on March 9, 2001, provided Mr. Kesavan had remained an employee of Kaiser. For his service in fiscal 1996, Mr. Kesavan was awarded 12,016 restricted shares on March 4, 1997. The closing price of Kaiser's common stock on March 4, 1997, was $2.375. These restricted shares would have vested on January 1, 2000, provided Mr. Kesavan remains an employee of Kaiser. As of December 31, 1998, Mr. Kesavan owned a total of 17,416 restricted shares; the closing price of Kaiser's common stock on December 31, 1998, was $1.438 the aggregate value of these holdings is $25,044. The amounts shown in column
     (i) of the table for Mr. Kesavan comprise the following:

     Fiscal 1998     $    2,500  Company match under Kaiser's Section 401(k) Plan
                     $      531  Spouse travel
     Fiscal 1997     $    2,423  Company match under Kaiser's Section 401(k) Plan
                     $   10,184  Company Retirement Plan Contribution for 1997 made in September 1998
                     $       89  Imputed income for Company-paid life insurance
     Fiscal 1996     $    9,492  Company Retirement Plan contribution for 1996 made in September 1997
                     $    2,405  Company match under Kaiser's Section 401(k) Plan
                     $      230  Imputed income for Kaiser-paid life insurance

(h) Mr. Grumbly was employed by Kaiser from April 1997 until his resignation in April 1999 in connection with Kaiser's sale of its EFM Group. As a result, compensation for 1997 represents amounts paid during only an eight month period. For his service in fiscal 1997, Mr. Grumbly was awarded 5,500 shares of restricted stock on March 9, 1998. The closing price of Kaiser's common stock on March 9, 1998, was $2.688. These restricted shares were forfeited on _____________, 1999 in connection with Mr. Grumbly's resignation from Kaiser. The amounts show in column (i) of the table for Mr. Grumbly comprise the following:

     Fiscal 1998     $    3,346  Company match under Kaiser's Section 401(k) Plan
                     $      580  Spouse travel
     Fiscal 1997     $    3,269  Company match under Kaiser's Section 401(k) Plan
                     $   10,184  Company Retirement Plan contribution for 1997 made in September 1998

(i) The amounts shown in column (i) of the table for Mr. Leupen comprise the following:

     Fiscal 1998     $    1,385  Company match under Kaiser's Section 401(k) Plan
                     $    7,897  Company Retirement Plan contribution for 1997 made in September 1998
                     $   31,452  Relocation expenses
                     $   11,191  Car Allowance
                     $    5,589  Spouse travel
     Fiscal 1997     $   10,247  Company Retirement Plan contribution for 1997
                     $   14,904  Car Allowance
     Fiscal 1996     $    8,828  Company Retirement Plan contribution for 1996
                     $   14,904  Car allowance

(j) Dr. Tipermas ceased to be employed by Kaiser as of August 7, 1998. As a result, the amounts shown for fiscal 1998 represent all compensation paid or earned during the 8 months of fiscal 1998 that Kaiser employed Dr. Tipermas, including amounts paid pursuant to Dr. Tipermas' severance arrangements with Kaiser. Dr. Tipermas also was paid $142,909 in fiscal 1998 and $43,269 in fiscal 1999 for consulting services. For a fuller description of the terms of these agreements, please refer to the discussion under "Senior Executive Officers Severance Plan" and "Agreements and Transactions with Executive Officers Named in the Summary Compensation Table" at pages 41 through 44 of this proxy statement. For his service in fiscal 1996, Dr. Tipermas was awarded 9,900 shares of restricted stock on March 20, 1997. The closing price of Kaiser's common stock on March 20, 1997, was $2.875. Of these restricted shares, 3,300 shares are vested, subject to a restriction on sale prior to March 4, 2000, and the balance were forfeited upon termination of Dr. Tipermas' employment. As of December 31, 1998, Dr. Tipermas owned a total of 3,300 restricted shares; the closing price of Kaiser's common stock on December 31, 1998, was $1.438; the aggregate value of these holdings is $4,745. The amounts shown in column (i) of the table for Dr. Tipermas comprise the following:

     Fiscal 1998     $    3,400  Company match under Kaiser's Section 401(k) Plan
                     $      515  Spouse travel
                     $      442  Imputed income for Company-paid life insurance
                     $  732,500  Severance payment
     Fiscal 1997     $    3,231  Company match under Kaiser's Section 401(k) Plan
                     $   10,184  Company Retirement Plan contribution for 1997 made in September 1998
                     $      429  Imputed income for Company-paid life insurance
                     $      145  Spouse travel
     Fiscal 1996     $    9,492  Company Retirement Plan contribution for 1996 made in September 1997
                     $    3,202  Company match under Kaiser's Section 401(k) Plan
                     $      706  Imputed income for Company-paid life insurance
                     $      400  Spouse travel

(k) Mr. Watson ceased to be employed by Kaiser, effective August 17, 1998. As a result, the information set forth in the table for fiscal 1998 shows all compensation paid to or earned by Mr. Watson during the 10-month period of fiscal 1998 that he was employed, including amounts paid pursuant to Watson's severance arrangements with Kaiser. For a fuller description of the terms of these agreements, please refer to the discussion under "Senior Executive Officers Severance Plan" and "Agreements and Transactions with Executive Officers Named in the Summary Compensation Table" at pages 41 through 44 of this proxy statement. For his service in fiscal 1997, Mr. Watson was awarded 39,000 shares of Restricted Stock on March 9, 1998. The closing price of Kaiser's common stock on March 9, 1998, was $2.688. For his service in fiscal 1996, Mr. Watson was awarded 6,600 restricted shares on March 20, 1997. The closing price of Kaiser's common stock on March 20, 1997, was $2.875. All of the restricted shares granted to Mr. Watson were fully vested upon the termination of his employment by Kaiser. As of December 31, 1998, Mr. Watson owned a total of 45,600 restricted shares; the closing price of Kaiser's common stock on December 31, 1998, was $1.438; the aggregate value of these holdings is $65,573. The amounts shown in column (i) of the table for Mr. Watson comprise the following:

     Fiscal 1998     $    4,886  Lump-sum relocation payment made in 1998
                     $    3,400  Company match under Kaiser's Section 401(k) Plan
                     $   10,148  Spouse travel
                     $  300,019  Lump-sum severance payment
     Fiscal 1997     $   77,160  Lump-sum relocation payment made in 1997
                     $    3,173  Company match under Kaiser's Section 401(k) Plan
                     $   10,184  Company Retirement Plan contribution for 1997 made in September 1998
                     $      145  Spouse travel
     Fiscal 1996     $    9,492  Company Retirement Plan contribution for 1996 made in September 1997
                     $    3,192  Company match under Kaiser's Section 401(k) Plan
                     $      908  Imputed income for Kaiser-paid life insurance
                     $   15,982  Reimbursed relocation expense

     The following table shows all individual grants of stock options made during the fiscal year ended December 31, 1998 to each of the named executive officers identified in the Summary Compensation Table on page 36 of this proxy statement. No grants were made during such period to Messrs. Edwards, Grumbly, Tipermas or Watson.

================================================================================================================
                                          OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------
            (a)                         (b)              (c)             (d)           (e)               (f)
----------------------------------------------------------------------------------------------------------------
            Name                     Number of        % of Total      Exercise    Expiration Date    Grant Date
                                    Securities    Options Granted      Price                       Present Value
                                    Underlying    To Employees in    ($/Sh)(b)                          $(c)
                                     Options       Fiscal Year(a)
                                   Granted (#)
----------------------------------------------------------------------------------------------------------------
Michael F. Gaffney(d).....             40,000             3.7%       $  2.50      February 27, 2003     $ 62,900
----------------------------------------------------------------------------------------------------------------
Sudhakar Kesavan(d).......             50,000             4.7%       $  2.50      February 27, 2003     $ 78,625
----------------------------------------------------------------------------------------------------------------
Richard Leupen(d).........             50,000             4.7%       $  2.50      February 27, 2003     $ 84,425
----------------------------------------------------------------------------------------------------------------
Richard Leupen(e).........            150,000            14.0%       $  1.33     September 14, 200l     $100,815
----------------------------------------------------------------------------------------------------------------
Keith M. Price(f).........            150,000            14.0%       $  1.39      September 3, 2001     $105,360
----------------------------------------------------------------------------------------------------------------
Keith M. Price(g).........             50,000             4.7%       $  1.24       November 4, 2001     $ 31,330
================================================================================================================

__________
(a) Kaiser granted a total of 1,075,500 options to its employees in the last fiscal year.
(b) The exercise price is the average closing price of Kaiser's common stock on each of the 20 trading days prior to the date of grant, with the 20th day being the trading date immediately preceding the date of grant.
(c) Grant date present value is determined using the Black-Scholes Model. Since the model makes assumptions about future variables, the actual value of the options may be greater or less than the values stated in the table. The calculations from which the above values were derived assume no dividend yield, volatility of approximately 71.6%, exercise at or near the expiration date, and a risk-free rate of return of 5.2% based on the average monthly U.S. Treasury bill rate for five-year maturities on the date of grant. No downward adjustments were made to the grant date option values stated in the table to account for potential forfeiture or the nontransferable nature of these options.
(d) Five-year options, granted February 27, 1998, vesting in equal increments over four years, with the first 25% vesting one year from the date of grant.
(e) Three-year options granted September 14, 1998, which vested 50% on the date of grant and 50% on January 1, 1999.
(f) Three-year options granted September 3, 1998, vesting 50% on February 5, 1999 and 50% on August 4, 1999. On April 27, 1999, all then unvested options were immediately vested pursuant to an agreement among Kaiser and Mr. Price. See "Agreements and Transactions with Certain Directors."
(g) Three-year options granted November 4, 1998, vesting 50% on May 4, 1999 and 50% on November 4, 1999. On April 27, 1999, all then unvested options were immediately vested pursuant to an agreement among Kaiser and Mr. Price. See "Agreements and Transactions with Certain Directors."

     The following table shows certain information concerning the value as of December 31, 1998 of unexercised options held by each of the named executive officers identified in the Summary Compensation Table on page 36 of this proxy statement. None of such named executive officers exercised stock options during the fiscal year ended December 31, 1998.

==========================================================================================================
                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------
           (a)                 (b)           (c)               (d)                          (e)
----------------------------------------------------------------------------------------------------------
          Name               Shares        Value       Number of Securities        Value of Unexercised
                          Acquired on    Realized     Underlying Unexercised       In-the-Money Options
                           Exercise (#)       ($)     Options at 12/31/98 (#)          at 12/31/98 ($)
                                                     Exercisable/Unexercisable   Exercisable/Unexercisable*
----------------------------------------------------------------------------------------------------------
Keith M. Price..........             0         0                  0/200,000         $0/$17,100(1)
----------------------------------------------------------------------------------------------------------
James O. Edwards........             0         0                  190,000/0            N/A(2)
----------------------------------------------------------------------------------------------------------
Michael F. Gaffney......             0         0              50,475/59,425            N/A(2)
----------------------------------------------------------------------------------------------------------
Sudhakar Kesavan........             0         0              20,621/94,606            N/A(2)
----------------------------------------------------------------------------------------------------------
Thomas P. Grumbly.......             0         0              25,000/75,000            N/A(2)
----------------------------------------------------------------------------------------------------------
Richard Leupen..........             0         0             75,000/125,000        8,100/$8,100(3)
----------------------------------------------------------------------------------------------------------
Marc Tipermas...........             0         0                  151,400/0            N/A(2)
----------------------------------------------------------------------------------------------------------
David Watson............             0         0              42,450/77,350            N/A(2)
----------------------------------------------------------------------------------------------------------

________

     The exercise price of all options is the average closing price of Kaiser's common stock on each of the 20 trading days prior to the date of grant, with the 20th day being the trading date immediately preceding the date of grant. The closing price of Kaiser's common stock on December 31, 1998, was $1.38 per share.

     (1) 150,000 of the in-the-money options held by Mr. Price were granted at an exercise price of $1.39 per share on September 14, 1998 and 50,000 were granted at an exercise price of $1.24 per share on November 4, 1998.
     (2) None of the options held by this person were in-the-money as of December 31, 1998.
     (3) All of the in-the-money options held by Mr. Leupen were granted at an exercise price of $1.33 per share on September 3, 1998.

Senior Executive Officers Severance Plan

          In 1994, the then-named Compensation Committee of the board of directors approved the adoption of Kaiser's Senior Executive Officers Severance Plan (the "SEOSP"). As amended, the SEOSP currently entitles eligible participants to receive a minimum severance benefit equal to six months of the participant's average monthly salary, unless a participant is entitled to a greater benefit under his or her employment agreement with Kaiser, then such arrangement prevails over the lower SEOSP benefit. The SEOSP also requires that Kaiser and a SEOSP participant to execute mutual general releases in order to obtain the SEOSP benefit.

          Under the terms of the SEOSP, the eligible participants in the SEOSP are the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Executive Vice President (Corporate Development), the Group Presidents, the Treasurer, the General Counsel, and any officer as designated by the Compensation & Human Resources Committee. As of the ________ __, 1999, record date, there were ____ persons whose severance payments are governed by the SEOSP. However, recent employment agreements with members of senior management have excluded them from participation in the SEOSP, and Kaiser expects the terms of the SEOSP to be reviewed in connection with the review of Kaiser's incentive compensation program during the second half of 1999. See "Compensation & Human Resources Committee Report on Executive Compensation."

          A participant is eligible to receive severance payments if Kaiser terminates his or her employment without "cause" or if the participant terminates his or her employment for "good reason." "Cause" and "good reason" are defined in the SEOSP. Average monthly salary is defined in the SEOSP as the participant's average monthly gross salary excluding all bonuses for the six months prior to employment termination. Severance benefits may be paid under the SEOSP in two installments or, with the approval of the Compensation & Human Resources Committee, in a lump sum. The SEOSP provides that severance pay will not be considered compensation for purposes of the Retirement Plan or the
Section 401(k) Plan; severance pay will not increase Years of Service for those Plans' purposes. As of the ________ __, 1999, record date, severance benefits have been paid under the SEOSP to only _____ persons.

          In connection with the termination of their employment with Kaiser since January 1, 1998, ___ of the Named Executive Officers identified in the Summary Compensation Table on page 36 of this proxy statement, received severance packages, some of which included payments made pursuant to the SEOSP. These severance arrangements are described under "Agreements and Transactions with Executive Officers Named in the Summary Compensation Table" on page 41 of this proxy statement.

================================================================================

              AGREEMENTS AND TRANSACTIONS WITH EXECUTIVE OFFICERS
                    NAMED IN THE SUMMARY COMPENSATION TABLE
                       (Two of whom also are Directors)

================================================================================

     James O. Edwards. Agreements and transactions between Kaiser and Mr. Edwards are described under "Agreements and Transactions with Certain Directors" on page 10 of this Proxy Statement.

     Michael F. Gaffney. Effective January 1, 1997, Kaiser entered into an employment agreement with Mr. Gaffney for his services as Senior Vice President of Kaiser through December 31, 1999. In addition to delineating Mr. Gaffney's areas of responsibility and reporting line, the agreement provides for a base annual salary of $230,000 for the 15-month period beginning January 1, 1997, with a $20,000 annual increase for the next 12-month period and a $25,000 annual increase for the remaining months; annual bonus compensation to be determined by reference to sales targets, operating group revenue and profit targets, and other qualitative factors as determined by the Compensation & Human Resources Committee of Kaiser's board of directors; a specified severance payment; eligibility under Kaiser's employee benefit plans; and a six month non-competition period following employment termination.

     On March 8, 1999, Mr. Gaffney entered into an agreement with Kaiser, pursuant to which the parties mutually agreed to terminate Mr. Gaffney's employment agreement. In consideration of Mr. Gaffney agreeing to terminate his employment agreement, Kaiser agreed to compensate him with cash in the aggregate amount of $200,000 and to continue health, welfare, and life insurance benefits for Mr. Gaffney and his dependents through April 30, 1999. In exchange for the benefits received by Mr. Gaffney which are described in this paragraph, Mr. Gaffney agreed to terminate his employment agreement, enter into a six-month non-competition agreement, and execute a full general release as to Kaiser and its affiliated parties.

     Thomas P. Grumbly On April 7, 1997, Kaiser entered into an employment agreement with Mr. Grumbly for his services as Executive Vice President and President, Federal Programs Group. In addition to delineating Mr. Grumbly's areas of responsibility and reporting line, the agreement provides for: a base annual salary of $250,000 beginning April 28, 1997, subject to annual increases of $10,000; signing bonus of $50,000 for the period ended December 31, 1997; an additional bonus opportunity to be determined by the Compensation & Human Resources Committee and based on Kaiser's performance; eligibility under Kaiser's employee benefit plans and 12 months severance in the event Mr. Grumbly is terminated other than for cause. The agreement also provided for the grant of 100,000 options, 25% of which vest on each of the first four annual anniversaries of the grant date.

     On March 15, 1999, in consideration for Mr. Grumbly's remaining in the employ of Kaiser for a period of at least 30 days after the closing of the sale of Kaiser's Environment and Facilities Management Group on April 9, 1999, Kaiser agreed to: increase Mr. Grumbly's annual compensation to $270,000 effective February 1, 1999; pay health insurance for a 12-month period following termination; pay a bonus of $50,000; pay out the 12-month severance upon the closing of the EFM transaction; vest Kaiser common stock options; and waive the non-competition provisions of the April 1997 employment agreement.

     Richard A. Leupen Kaiser entered into an employment agreement with Mr. Leupen for his services as President of the Engineers and Constructors Group and Executive Vice President of Kaiser for the period October 5, 1998 through August 4, 2001. In addition to delineating Mr. Leupen's areas of responsibility and reporting line, the agreement provides for a base annual salary of $300,000 beginning on October 5, 1998, subject to annual increases to be determined by the Compensation & Human Resources Committee; a relocation bonus of $46,000; bonus compensation of $35,000 for the period ended June 30, 1998, not less than $75,000 for the period ended December 31, 1998, not less than $150,000 for the period ended August 4, 1999; signing bonus of $100,000, payable in two equal increments on August 4, 1998 and January 1, 1999; eligibility under Kaiser's employee benefit plans; reimbursement of relocation and related expenses for Mr. Leupen and his family; and a one-year non-competition following termination for "cause" of Mr. Leupen's employment. The agreement also provided for the grant of 150,000 options, 50% of which vested immediately and the remainder vested on January 1, 1999. In addition, Mr. Leupen has the right to elect to be reinstated in his prior position with Kaiser Engineers Pty. Ltd., headquartered in Perth, Western Australia. Either party may terminate the agreement upon thirty (30) days' prior written notice; Kaiser may terminate the agreement for "cause", or Mr. Leupen may terminate the agreement for "good reason". In the event that the agreement is terminated without "cause" by Kaiser or by Mr. Leupen without "good reason" in the event that his responsibilities are substantially reduced or materially changed or in the event that Kaiser is the subject of a voluntary or involuntary bankruptcy, Mr. Leupen is entitled to receive a severance payment equal to two times his annual base salary in effect of such termination. In the event that Mr. Leupen terminated the agreement for other "good reason" (as defined in the agreement), he is entitled to receive a severance payment equal to one time his annual base salary then in effect.

     In connection with his appointment to serve as President, International and Executive President of Kaiser, Mr. Leupen entered into a new agreement and Kaiser. Effective June 1, 1999, Mr. Leupen entered into an employment agreement pursuant to which he is entitled to be compensated with an annual base salary of $260,000 and is also eligible to receive a maximum annual bonus of $130,000, subject to the achievement of certain performance thresholds, and a retention bonus of $25,000 on each of December 31, 1999 and May 1, 2000 subject to his continued employment.

     Keith M. Price. Agreements and transactions between Kaiser and Mr. Price are described under "Agreements and Transactions with Certain Directors" on page 10 of this Proxy Statement.

     Marc Tipermas. Effective May 1, 1997, Kaiser entered into an employment agreement with Dr. Tipermas for his services as President and Chief Operating Officer of Kaiser through December 31, 1999. Dr. Tipermas also was a Director of Kaiser at the time of such agreement. In addition to delineating Dr. Tipermas' areas of responsibility and reporting line, the agreement provided for a minimum base salary of $350,000 from April 1, 1997, with $25,000 increases in each of the following two years; annual bonus compensation to be determined by the Compensation & Human Resources Committee of Kaiser's board of directors; severance payments as provided under Kaiser's Senior Executive Officers Severance Plan, with a minimum of two years; eligibility under Kaiser's employee benefit plans; a cash payment of $50,000, net of taxes, in return for an agreement not to sell shares of Kaiser common stock without Compensation Committee approval; and a one-year non-competition period following voluntary or "for cause" employment termination. The agreement also provided for the grant on December 31, 1998, of 150,000 shares of restricted stock under Kaiser's incentive plan; 75,000 of these shares vest on December 31, 1999, with the balance vesting on December 31, 2000. Vesting terms in the event of termination of Dr. Tipermas' employment or his death also are outlined in the agreement.

     On August 7, 1998, Dr. Tipermas entered into an agreement with Kaiser, pursuant to which the parties mutually agreed to terminate Dr. Tipermas' employment agreement. In consideration of Dr. Tipermas agreeing to terminate his employment agreement, Kaiser paid him $732,500 in cash. Kaiser further agreed
(i) to provide Dr. Tipermas and his dependents with continued health, welfare and life insurance benefits through January 31, 1999, (ii) to accelerate the vesting of 19,800 options previously granted pursuant to Kaiser's incentive plan, and (iii) consistent with the terms of his employment agreement, to award 150,000 shares of restricted common stock, which shares vest upon the earlier of November 6, 1999, or the merger, consolidation, sale of stock, or sale of substantially all of the assets of Kaiser. All unexercised options held by Dr. Tipermas on November 6, 1999 will expire. In addition, Dr. Tipermas agreed to provide certain consulting services to Kaiser through January 31, 1999, for which he was compensated with approximately $186,178 of cash payments. Kaiser also will pay on Dr. Tipermas' behalf the amount of $8,781 for legal fees incurred by him in connection with the negotiation of this agreement. In exchange for the benefits received by Dr. Tipermas which are described in this paragraph, Dr. Tipermas agreed to terminate his employment agreement and execute a full general release as to Kaiser and its affiliated parties.

     David Watson. Effective November 13, 1995, Kaiser entered into an employment agreement with Mr. Watson for his services as Executive Vice President and President of the International Operations Group of Kaiser through November 13, 1998. This agreement was subsequently amended, effective December 1, 1996, to provide for Mr. Watson's services as Executive Vice President, and President of the ICF Kaiser Engineers & Constructors Group through December 1, 1999. In addition to delineating Mr. Watson's areas of responsibility, the amended agreement provides for a minimum base annual salary of $275,000, and bonuses in the range of $25,000 to $100,000 for fiscal 1996 and in amounts to be determined by the Compensation Committee for future years; severance payments as provided under Kaiser's Senior Executive Officers Severance Plan; and reimbursement of relocation expenses up to a maximum of $50,000. The amended agreement also provided for the grant (i) on December 15, 1995 of 20,000 stock options, 6,250 of which were vested immediately and the remainder to vest in three equal increments on each annual anniversary of the grant date, and (ii) on January 24, 1997 of 75,000 additional options, 18,750 of which vested upon grant, and the remainder to vest in three equal increments on each annual anniversary of the grant date. In return for the benefits afforded Mr. Watson in his employment agreement, Mr. Watson agreed to a one-year non-competition and non-solicitation period following termination of his employment for any reason.

     On August 17, 1998, Mr. Watson entered into an agreement with Kaiser, pursuant to which the parties mutually agreed to terminate Mr. Watson's employment agreement. In consideration of Mr. Watson agreeing to terminate his employment agreement, Kaiser paid him $300,019 in cash in October 1998. Kaiser further agreed (i) to enable Mr. Watson to continue to use Kaiser's corporate membership at a private club through December 31, 1999, (ii) to accelerate the vesting of 45,600 shares of restricted stock previously granted and (iii) reimburse up to $2,500 of legal fees incurred by Mr. Watson in connection with the negotiation of this agreement. In exchange for the benefits received by Mr. Watson which are described in this paragraph, Mr. Watson agreed to terminate his employment agreement, execute a full general release as to Kaiser and its affiliated parties, and further agreed not to compete with Kaiser for a period of one year following the termination of his employment by Kaiser.


================================================================================

                    STOCK PERFORMANCE GRAPH - PEER ISSUERS

================================================================================

================================================================================

                     COMPARISON OF CUMULATIVE TOTAL RETURN
       ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

                             [GRAPH APPEARS HERE]
================================================================================

     The above graph plots cumulative total return on a $100 investment in ICF Kaiser International, Inc. common stock for the past five years. The S&P 500 Index and a group of peer issuers are shown for comparison and include reinvestment of dividends where applicable. The peer issuers were selected because they were environmental services companies of comparable size to Kaiser and include the following eight companies: EA Engineering, Science, and Technology, Inc.; Flour Corporation; Foster Wheeler; Harding Associates, Incorporated; International Technologies Corporation; Jacobs Engineering; Morrison-Knudsen; Roy F. Weston, Inc., and TRC Companies. These are the same peer issuers as those identified as New Peer Issuers by Kaiser in its 1998 proxy statement.

================================================================================
                             Cumulative Total Return
--------------------------------------------------------------------------------
                                     1994      1995       1996    1997    1998
--------------------------------------------------------------------------------
ICF Kaiser International, Inc.     $ 64.10   $ 87.18   $ 38.46  $ 47.43 $ 29.50
--------------------------------------------------------------------------------
S&P 500                            $101.32   $139.40   $171.40  $228.59 $293.91
--------------------------------------------------------------------------------
Peer Issuers Only                  $ 97.36   $143.72   $136.45  $ 96.34 $102.37
--------------------------------------------------------------------------------
Peer Issuers plus
ICF Kaiser International Inc.      $ 96.77   $142.72   $134.72  $ 95.49 $101.07
--------------------------------------------------------------------------------


================================================================================

                   COMPENSATION & HUMAN RESOURCES COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

================================================================================

     The board of directors has delegated certain of its powers to its Compensation & Human Resources Committee. On behalf of the board, the committee reviews the annual salary, bonuses, and other benefits, direct and indirect, paid to the CEO and those persons designated as executive officers under SEC rules and regulations. The committee reviews employment agreements and other employment-related arrangements, both proposed and existing, with persons who are or will become executive officers.

     On behalf of the board, the committee administers Kaiser's Stock Incentive Plan, the Employee Stock Purchase Plan, the Section 401(k) Plan, the Retirement Plan, the Non-employee Directors Stock Option Plan, the Non-employee Directors Compensation and Phantom Stock Plan, the Senior Executive Officers' Severance Plan, and all welfare benefit plans to the extent such plans require the involvement of the board of directors. The committee has authority to determine whether indemnification of officers, directors, and/or employees should be provided in specific cases. The committee has the power to establish, and then periodically review, Kaiser's policies in the area of management perquisites, with the full board of directors having final decision-making authority with respect to perquisites for executive officers and other members of senior management. Beginning in 1997, the Committee began to establish and periodically review Kaiser's policies in the areas of human resources, EEO, labor relations, and diversity.

     Kaiser's executive compensation philosophy did not change significantly from fiscal years 1993 through 1998. Based on compensation data provided to it by an independent compensation consulting firm regarding positions of similar content in the industrial sector, Kaiser developed its compensation philosophy:
(a) to provide levels of total direct compensation (including compensation for the CEO) at approximately the 50th percentile to 25% above the 50th percentile of total direct compensation paid to comparable employees by other companies and
(b) to provide incentive compensation that rewards performance, including performance by the CEO, based on the individuals' initiative, achievements, and contributions to overall corporate performance during the fiscal year. In addition, some of Kaiser's employment arrangements provide for minimum bonuses. Because Kaiser's incentive compensation plans only apply to performance during a single fiscal year, these plans do not meet the SEC's definition of long-term incentive plans (defined as those covering incentive compensation for performance over a period long than one fiscal year). Kaiser does not grant significant perquisites to its employees, officers, or executive officer.

     During 1998 the key elements of Kaiser's incentive compensation program consisted of cash bonuses, stock options, and restricted stock. The program is divided into three parts: (i) the Incentive Compensation Plan ("IC Plan") for Senior Executives which was adopted by the Committee at a meeting held on December 16, 1997, and which applies to awards made for service in 1998 and later years; (ii) the general provisions of Kaiser's Stock Incentive Plan, which was adopted in 1987 and applies to all key employees of Kaiser; and (iii) a cash bonus plan under which bonuses can be awarded based on performance during the year to all employees, including vice presidents and above.

     The IC Plan for Senior Executives defined "Senior Executive" as the CEO, his four direct reports (the President and Chief Operating Officer, the Executive Vice President and Director of Corporate Development, the Executive Vice President and Chief Administrative Officer, and the Executive Vice President and Chief Financial Officer), and Kaiser's three Group Presidents. Incentive compensation can be paid in cash to the CEO and his four direct reports solely from a Corporate Pool, the value of which is determined solely by the annual earnings-per-share performance of Kaiser. The EPS numbers must be net of the bonus paid, either in the form of cash or restricted stock, under the IC Plan for Senior Executives; the final accounting for the Corporate Pool may be adjusted by the committee for any one-time voluntary capital transaction, either positive or negative. No Corporate Pool was earned for 1998. Incentive compensation can be paid to the three Group Presidents in cash and/or restricted from both the Corporate Pool and the "Group Pool." The value of the Group Pool is determined by the net contribution to earnings made by the respective groups. The net contribution amounts are determined net of cash bonuses paid and net of the value of any restricted stock awarded under the IC Plan for Senior Executives. Each of the Group Presidents were entitled to awards from the Group Pool based on their Group's performance in 1998 as described further below.

     The committee has the discretion under the Stock Incentive Plan to grant statutory options, non-statutory options, stock appreciation rights, restricted shares, and restricted stock units to participants under this plan; all Senior Executives, all executive officers, and all senior management personnel are participants. The purpose of the plan is to afford participants an opportunity to acquire shares of Kaiser's common stock, to share in the increase in the value of the common stock, to remain in the employ of Kaiser, and to exert their maximum efforts on Kaiser's behalf. The committee takes into account Kaiser's overall performance during the fiscal year together with the individual participant's performance, and grants can be made to individuals who also received grants under the IC Plan for Senior Executives.

Named Executive Officers

     There are eight current and former executive officers named in the Summary Compensation Table on page 36 of this Proxy Statement. The named executive officers are Keith M. Price, former President and CEO; James O. Edwards, former Chairman and CEO; Michael F. Gaffney, former Executive Vice President; Sudhakar Kesavan, Former Executive Vice President; Thomas P. Grumbly, former Executive Vice President; Richard A. Leupen, Executive Vice President; Marc Tipermas, former President and Chief Operating Officer; and David Watson, former Executive Vice President.

Compensation of the Chief Executive Officer

     In 1998 Mr. Edwards served as Chairman and Chief Executive Officer of Kaiser until November 6, 1998. He was compensated for this service according to the terms of an employment agreement negotiated with Kaiser that became effective as of May 1997. Effective as of November 6, 1998, Mr. Edwards' employment with Kaiser was terminated and he was compensated according to the terms of a negotiated agreement effective as of that date. These agreements are described in detail under the heading, "Agreements and Transactions with Certain Directors" on pages 9 through 11 of this proxy statement.

     Mr. Price served as President and Chief Operating Officer of Kaiser from August 6, 1998, until November 4, 1998, at which time he was promoted to Chief Executive Officer. He was compensated for his service as President and Chief Operating Officer according to the terms of an employment agreement negotiated with Kaiser and effective as of August 6, 1998. Upon his promotion, his employment agreement was renegotiated. The agreements are described in detail under the heading, "Agreements and Transaction with Certain Directors" on pages 9 through 11 of this proxy statement.

     The following members of the Compensation & Human Resources Committee are submitting this report:

                   Hazel R. O'Leary (Committee Chairperson)
                               Thomas C. Jorling
                                James T. Rhodes

================================================================================

                                 OTHER MATTERS

================================================================================

         At ________ __, 1999, the board of directors was not aware that any matters not referred to on the enclosed proxy card would be presented for action at the meeting. If any such matter properly comes before the meeting, shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the holders of such proxies.

         The 2000 Annual Meeting of Shareholders of Kaiser is scheduled to be held on May __, 2000.

         Director Nominations. Shareholders wishing to nominate persons for election as a Director at the 2000 Annual Meeting, or otherwise to present business at that meeting, must do so pursuant to a timely notice sent in writing to the Secretary of Kaiser, 9300 Lee Highway, Fairfax, Virginia 22031. To be timely, the notice must be received by Kaiser at the above address no earlier than ________ __, ____, and no later than _______ __, 2000. A shareholder's notice of nomination must set forth:

         (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election or re-election as a director
               (i) the name, age, business address, and residence address of such person,
               (ii)  the principal occupation or employment of such person,
               (iii) the class and number of shares of capital stock of Kaiser which are beneficially owned by such person, and
               (iv) any other information relating to such person that is required to be disclosed in solicitation for proxies for elections of directors pursuant to the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended, and
         (b)   as to the shareholder giving the notice
               (i)   the name and record address of such shareholder, and
               (ii) the class and number of shares of capital stock of Kaiser which are beneficially owned by such shareholder.

         Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of Kaiser if elected. Kaiser may require any proposed nominee to furnish such other information as reasonably may be required by Kaiser to determine the eligibility of such proposed nominee to serve as a director of Kaiser. Persons nominated by shareholders for election as a director will not be eligible to serve as a director unless nominated in accordance with the foregoing procedures.

         Shareholder Proposals and Other Business. Shareholders wishing to submit proposals to be included in the proxy statement for the 2000 Annual Meeting should submit them in writing to the Secretary of Kaiser, 9300 Lee Highway, Fairfax, Virginia 22031, no later than ___________ __, 2000. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to Kaiser no later than _______, 2000, or such proposal will be considered untimely. If a shareholder proposal is received after __________, 2000, Kaiser may vote in its discretion as to the proposal all of the shares for which it has received proxies for the 2000 Annual Meeting.

         A shareholder's notice with respect to other business to be brought before the 2000 Annual Meeting by such shareholder must set forth as to each matter of business:

         (a) a brief description of such business and the reasons for conducting it at the meeting,
         (b)   the name and address of the shareholder proposing such business,
         (c) the class, series, and number of shares of the capital stock of Kaiser beneficially owned by such shareholder, and
         (d)   any material interest of such shareholder in such business.

         Proxy Solicitation Costs. Kaiser has borne the cost of preparing, assembling, and mailing these items. Directors, officers, and employees of Kaiser may solicit proxies on behalf of Kaiser by telephone and personal interview without special compensation. Kaiser has also engaged _________ to aid in the solicitation. For these services, Kaiser will pay ____________, a fee of $__________ and reimburse it for its out-of-pocket disbursements and expenses. Kaiser will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses in forwarding solicitation material to the beneficial owners of Kaiser stock.


================================================================================

                            ADDITIONAL INFORMATION

================================================================================

         Kaiser's consolidated financial statements and notes thereto (including, solely with respect to the fiscal year periods, the "Selected Quarterly Financial Information (unaudited)") for each of the three fiscal years ended December 31, 1998 and for the fiscal quarter ended March 31, 1999, and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" is hereby incorporated by reference to Kaiser's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K") and Kaiser's Quarterly Report on Form 10-Q for the period ended March 31, 1999 (the "Form 10-Q"). Copies of Kaiser's Form 10-K and Form 10-Q are being furnished with this Proxy Statement.



Fairfax, Virginia                                             Shaun M. Martin
_______ __, 1999                                              Secretary

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements are derived from Kaiser's historical financial statements, included in our annual report on Form 10-K for the year ended December 31, 1998 and for the quarterly period and March 31, 1999 that have been delivered with this proxy statement, and certain assumptions deemed appropriate by our management. The unaudited pro forma statement of operations for this year ended December 31, 1998 reflects (i) the sale of our EFM and Consulting Groups and (ii) the completion of the recapitalization described in this proxy statement, as if such transactions had occurred on January 1, 1998. The unaudited pro forma balance sheet at March 31, 1999 reflects such transactions as if the transactions in (i) and (ii) had occurred at March 31, 1999. The unaudited pro forma financial statements should be read in conjunction with the related notes, with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our historical financial statements, including the related notes, included in our annual report on Form 10-K for the year ended December 31, 1998 and for the quarterly period and March 31, 1999 that have been delivered with this proxy statement.

     The pro forma adjustments to give effect to the various events described above are based upon currently available information and upon certain assumptions that management believes are reasonable. The pro forma financial statements are provided for information purposes only and should not be construed to be indicative of our results of operations or financial position had the transactions described above been consummated on our as of the dates assumed, and are not intended to project our results of operations or financial position for any future period or as of any future date.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 1999
(In Thousands)

                                                                         Actual               Pro Forma Adjustments
                                                                                       -------------------------------------
                                                                        March 31,           Sale of             Sale of
                                                                          1999                EFM                  CG
                                                                     ----------------  -----------------    ----------------
Assets
Current Assets
  Cash and cash equivalents                                            $   14,282          $       -          $   41,539 (4,6)
  Contract receivables, net                                               214,312                  -              (1,948)
  Prepaid expenses and other current assets                                13,831                  -                 (31)
  Restricted cash                                                               -             10,000  (3)         12,900 (6)
  Notes receivable                                                              -                  -               3,000
  Deferred income taxes                                                    34,205            (19,446) (1)        (14,759)(4)
  Net assets of discontinued operations                                    66,458            (47,242) (2)        (19,216)(5)
                                                                       ----------          ---------          ----------
       Total Current Assets                                               343,088            (56,688)             21,485
                                                                       ----------          ---------          ----------

Fixed Assets
  Furniture, equipment, and leasehold improvements                         17,498                  -                (131)
  Less depreciation and amortization                                      (13,184)                 -                 121
                                                                       ----------          ---------          ----------
                                                                            4,314                  -                 (10)
                                                                       ----------          ---------          ----------

Other Assets
  Goodwill, net                                                            22,967                  -              (2,205)
  Investments in and advances to affiliates                                 7,708                  -               1,785 (7)
  Capitalized software development costs                                    1,533                  -                   -
  Notes receivable                                                                                 -               6,550 (4)
  Other                                                                    12,119                  -                   -
                                                                       ----------          ---------          ----------
                                                                           44,327                  -               6,130
                                                                       ----------          ---------          ----------

            Total Assets                                               $  391,729          $ (56,688)         $   27,605
                                                                       ==========          =========          ==========

Liabilities and Shareholders' (Deficit)
Current Liabilities
  Debt currently payable                                               $   36,876          $ (36,876) (3)     $        -
  Accounts payable                                                        168,036            (10,844) (3)         (8,761)(6)
  Accrued salaries and benefits                                            31,231             (2,500) (3)            (76)
  Other accrued expenses                                                   59,162            (11,724) (3)              -
  Deferred revenue                                                         13,037                  -                   -
  Income taxes payable                                                      2,422                  -                   -
                                                                       ----------          ---------          ----------
       Total Current Liabilities                                          310,764            (61,944)            (10,750)

Long-term Liabilities
  Long-term debt                                                          137,610                  -                   -
  Other                                                                     8,704                  -                   -
                                                                       ----------          ---------          ----------
          Total Liabilities                                               457,078            (61,944)            (10,750)
                                                                       ----------          ---------          ----------
Commitments and Contingencies

Minority Interest                                                           2,582                  -                   -

Shareholders' Equity
  Preferred stock                                                               -                  -                   -
  Common stock, par value $.01 per share:
   Authorized-90,000,000 shares
   Issued and outstanding- 23,790,995 and 24,257,828 shares                   238                  -                   -
  Additional paid-in capital                                               75,218                  -                   -
  Notes receivable collateralized by common stock                               -                  -                   -
  Accumulated deficit                                                    (140,476)             5,256  (1)         38,355 (4,7)
  Cumulative translation adjustment                                        (2,911)                 -                   -
                                                                       ----------          ---------          ----------
       Total Shareholders' Equity (Deficit)                               (67,931)             5,256              38,355
                                                                       ----------          ---------          ----------

            Total Liabilities and Shareholders' Equity                 $  391,729          $ (56,688)         $   27,605
                                                                       ==========          =========          ==========

                                                                      Pro Forma                          Pro Forma
                                                                        before                           March 31,
                                                                  Recapitalization  Recapitalization       1999
                                                                  ----------------  ----------------  ----------------
Assets
Current Assets
  Cash and cash equivalents                                              $ 55,821        $       -            $      -
  Contract receivables, net                                               212,364                -                   -
  Prepaid expenses and other current assets                                13,800                -                   -
  Restricted cash                                                          22,900                -                   -
  Notes receivable                                                          3,000                -                   -
  Deferred income taxes                                                         -                -                   -
  Net assets of discontinued operations                                         -                -                   -
                                                                       ----------        ---------            --------
       Total Current Assets                                               307,885                -                   -
                                                                       ----------        ---------            --------

Fixed Assets
  Furniture, equipment, and leasehold improvements                         17,367                -                   -
  Less depreciation and amortization                                      (13,063)               -                   -
                                                                       ----------        ---------            --------
                                                                            4,304                -                   -
                                                                       ----------        ---------            --------

Other Assets
  Goodwill, net                                                            20,762                -                   -
  Investments in and advances to affiliates                                 9,493                -                   -
  Capitalized software development costs                                    1,533                -                   -
  Notes receivable                                                          6,550                -                   -
  Other                                                                    12,119                -                   -
                                                                       ----------        ---------            --------
                                                                           50,457                -                   -
                                                                       ----------        ---------            --------

            Total Assets                                               $  362,646        $       -            $      -
                                                                       ==========        =========            ========

Liabilities and Shareholders' (Deficit)
Current Liabilities
  Debt currently payable                                               $        3        $       -            $      -
  Accounts payable                                                        147,797                -                   -
  Accrued salaries and benefits                                            28,655                -                   -
  Other accrued expenses                                                   46,162                -                   -
  Deferred revenue                                                         13,037                -                   -
  Income taxes payable                                                      2,422                -                   -
                                                                       ----------        ---------            --------
       Total Current Liabilities                                          238,070                -                   -

Long-term Liabilities
  Long-term debt                                                          137,610                -                   -
  Other                                                                     8,704                -                   -
                                                                       ----------        ---------            --------
          Total Liabilities                                               384,384                -                   -
                                                                       ----------        ---------            --------

Commitments and Contingencies

Minority Interest                                                           2,582                -                   -

Shareholders' Equity
  Preferred stock                                                               -                -                   -
  Common stock, par value $.01 per share:
   Authorized-90,000,000 shares
   Issued and outstanding- 23,790,995 and 24,257,828 shares                   238                -                   -
  Additional paid-in capital                                               75,218                -                   -
  Notes receivable collateralized by common stock                               -                -                   -
  Accumulated deficit                                                     (96,865)               -                   -
  Cumulative translation adjustment                                        (2,911)               -                   -
                                                                       ----------        ---------            --------
       Total Shareholders' Equity (Deficit)                               (24,320)               -                   -
                                                                       ----------        ---------            --------

            Total Liabilities and Shareholders' Equity                 $  362,646        $       -            $      -
                                                                       ==========        =========            ========

ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
Pro Forma Consolidated Statement of Operations

Year Ended December 31, 1998
(In thousands, except share amounts)
(Unaudited)

                                                                            Actual Results          Pro Forma Adjustments
                                                                                              ---------------------------------
                                                                          for the year ended     Sale of             Sale of
                                                                           December 31, 1998       EFM                 CG
                                                                           -----------------  --------------      -------------
Gross Revenue                                                              $       1,210,421  $     (105,306)(2)  $    (105,223) 5
    Subcontract and direct material costs                                           (794,794)         53,362 (2)         24,769  5
    Provision for contract losses                                                    (76,210)              -                  -
                                                                           -----------------  --------------      -------------

Service Revenue                                                                      339,417         (51,944)           (80,454)

Operating Expenses
    Direct labor and fringe benefits                                                 282,562         (26,553)(2)        (37,672) 5
    Group overhead                                                                    92,151         (18,863)(2)        (29,281) 5
    Corporate general and administrative                                              22,983            (945)(2)         (5,025) 5
    Depreciation and amortization                                                      9,048          (1,598)(2)           (988) 5
    Severance and restructuring                                                        9,407               -                  -
    Other unusual charges                                                              7,672               -                  -
                                                                           -----------------  --------------      -------------


Operating Income (Loss)                                                              (84,406)         (3,985)            (7,488)

Other Income (Expense)
    Gain on sale of business                                                               -               -                  -
    Interest income                                                                    1,539               -                  -
    Interest expense                                                                 (20,279)          1,282 (8)            711  5
    Equity in net income of unconsolidated subsidiaries                                6,045            (600)(2)              -
                                                                           -----------------  --------------      -------------
Income (Loss) Before Income Taxes, Minority Interest, Discontinued
      Operations, Extraordinary Item, and Cumulative Effect of
      Accounting Change                                                              (97,101)         (3,303)            (6,777)
      Income tax provision (benefit)                                                 (11,357)              -                  -
                                                                           -----------------  --------------      -------------

Income (Loss) Before Minority Interest, Discontinued Operations,
        Extraordinary Item, and Cumulative Effect of Accounting Change               (85,744)         (3,303)            (6,777)
Minority interest in net income of subsidiaries                                        7,698               -                  -
                                                                           -----------------  --------------      -------------
Income (Loss) Before Discontinued Operations, Extraordinary Item
        and Cumulative Effect of Accounting Change                         $         (93,442) $       (3,303)     $      (6,777)

Discontinued Operations
      Gain (Loss) on Sale of discontinued operations (net of tax)                          -          13,762 (1)         29,524  4
                                                                           -----------------  --------------      -------------
Income (Loss) Before Extraordinary Item and Cumulative Effect
        of Accounting Change                                               $         (93,442) $       10,459      $      22,747

Basic and Fully Diluted Earnings (Loss)  Per Share

Income (Loss) Before Discontinued Operations, Extraordinary Item
        and Cumulative Effect of Accounting Change                         $           (3.88) $        (0.14)     $       (0.28)
Discontinued Operations                                                                    -            0.57               1.23
                                                                           -----------------  --------------      -------------

Income (Loss) Before Extraordinary Item and Cumulative Effect
        of Accounting Change                                               $           (3.88) $         0.43      $        0.95
                                                                           =================  ==============      =============

Weighted average shares for basic and fully diluted earnings
   (loss) per share                                                                   24,092          24,092             24,092
                                                                           =================  ==============      =============

                                                                              Pro Forma                      Pro Forma Results
                                                                                before         Recapiti-     for the year ended
                                                                            Recapitalization   lization      December 31, 1998
                                                                            ----------------  ------------   -----------------
Gross Revenue                                                               $      999,892               -   $               -
    Subcontract and direct material costs                                         (716,663)              -                   -
    Provision for contract losses                                                  (76,210)              -                   -
                                                                            --------------    ------------   -----------------

Service Revenue                                                                    207,019               -                   -

Operating Expenses
    Direct labor and fringe benefits                                               218,337               -                   -
    Group overhead                                                                  44,007               -                   -
    Corporate general and administrative                                            17,013               -                   -
    Depreciation and amortization                                                    6,462               -                   -
    Severance and restructuring                                                      9,407               -                   -
    Other unusual charges                                                            7,672               -                   -
                                                                            --------------    ------------   -----------------

Operating Income (Loss)                                                            (95,879)              -                   -

Other Income (Expense)
    Gain on sale of business                                                             -               -                   -
    Interest income                                                                  1,539               -                   -
    Interest expense                                                               (18,286)              -                   -
    Equity in net income of unconsolidated subsidiaries                              5,445               -                   -
                                                                            --------------    ------------   -----------------

Income (Loss) Before Income Taxes, Minority Interest, Discontinued
      Operations, Extraordinary Item, and Cumulative Effect of
      Accounting Change                                                           (107,181)              -                   -
    Income tax provision (benefit)                                                 (11,357)              -                   -
                                                                            --------------    ------------   -----------------

Income (Loss) Before Minority Interest, Discontinued Operations,
      Extraordinary Item, and Cumulative Effect of Accounting Change               (95,824)              -                   -
    Minority interest in net income of subsidiaries                                  7,698               -                   -
                                                                            --------------    ------------   -----------------

Income (Loss) Before Discontinued Operations, Extraordinary Item
      and Cumulative Effect of Accounting Change                            $     (103,522)   $          -   $               -

Discontinued Operations
    Gain (Loss) on Sale of discontinued operations (net of tax)                     43,286               -                   -
                                                                            --------------    ------------   -----------------

Income (Loss) Before Extraordinary Item and Cumulative Effect
      of Accounting Change                                                  $      (60,236)   $          -   $               -

Basic and Fully Diluted Earnings (Loss)  Per Share

Income (Loss) Before Discontinued Operations, Extraordinary Item
      and Cumulative Effect of Accounting Change                            $        (4.30)   $          -   $               -
Discontinued Operations                                                               1.80               -                   -
                                                                            --------------    ------------   -----------------

Income (Loss) Before Extraordinary Item and Cumulative Effect
      of Accounting Change                                                  $        (2.50)   $          -   $               -
                                                                            ==============    ============   =================

Weighted average shares for basic and fully diluted earnings
(loss) per share                                                                    24,092          24,092              24,092
                                                                            ==============    ============   =================

ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
Pro Forma Consolidated Statements of Operations

Three Months Ended March 31, 1999
(In thousands, except share amounts)
(Unaudited)

                                                                           Actual Results
                                                                            for the three           Pro Forma Adjustments
                                                                                              ----------------------------------
                                                                            months ended           Sale of            Sale of
                                                                            March 31, 1999           EFM                CG
                                                                         -------------------- ------------------   -------------
Gross Revenue                                                                      $ 225,497      $        -        $         -
    Subcontract and direct material costs                                           (162,858)              -                  -
                                                                                  ----------       ---------                  -

Service Revenue                                                                       62,639               -                  -
Operating Expenses
    Direct labor and fringe benefits                                                  48,459               -                  -
    Group overhead                                                                    10,937               -                  -
    Corporate general and administrative                                               3,804               -                  -
    Depreciation and amortization                                                      1,481               -                  -
    Other unusual charges                                                                895               -                  -
    Severance and restructuring                                                                            -                  -
    Discontinued operations                                                                -               -                  -
                                                                                  ----------       ---------        -----------
Operating Income (Loss)                                                               (2,937)              -                  -

Other Income (Expense)
    Gain on sale of business                                                               -               -                  -
    Interest income                                                                      268               -                  -
    Interest expense                                                                  (5,852)            211  (8)             -
    Equity in net income of unconsolidated subsidiaries                                1,520               -                  -
                                                                                  ----------       ---------         ----------

Income (Loss)  From Continuing Operations Before Income Taxes
      and Minority Interest                                                           (7,001)            211                  -
    Income tax provision (benefit)                                                    (1,020)             83                  -
                                                                                   ---------       ---------         ----------

Income (Loss)  From Continuing Operations Before Minority Interest                    (5,981)            128                  -
    Minority interest in net income of subsidiaries                                    2,082               -                  -
                                                                                   ---------       ---------         ----------
Income (Loss)  From Continuing Operations                                             (8,063)            128                  -

Discontinued Operations
    Income (Loss) from operations of discontinued operations (net of tax)              2,344            (855)  (2)       (1,489)
    Gain (Loss) on Sale of discontinued operations (net of tax)                            -          15,557   (1)       30,834
                                                                                   ---------       ---------         ----------
Net Income from Continuing Operations before Extraordinary Item                       (5,719)         14,830             29,345

    Extraordinary Item (net of tax)                                                        -             698                  -
                                                                                   ---------       ---------          ---------
Net Income (Loss)                                                                  $  (5,719)      $  14,132          $  29,345
                                                                                   =========       =========          =========
Basic and Fully Diluted Earnings (Loss)  Per Share
Income (Loss)  From Continuing Operations                                          $   (0.34)      $    0.01          $       -
Discontinued Operations                                                                 0.10            0.61               1.22
Extraordinary Item                                                                         -           (0.03)                 -
                                                                                   ---------       ---------          ---------
Income (Loss) Before Extraordinary Item                                            $   (0.24)      $    0.59          $    1.22
                                                                                   =========       =========          =========
Weighted average shares for basic and fully diluted earnings (loss) per share         24,068          24,068             24,068
                                                                                   =========       =========          =========

                                                                                                              Pro Forma Results
                                                                               Pro Forma                         for the three
                                                                                before          Recapiti-       months ended
                                                                            Recapitalization    lization       March 31, 1999
                                                                           ------------------  ----------     -----------------
Gross Revenue                                                               $  225,497         $        -       $             -
    Subcontract and direct material costs                                     (162,858)                 -                     -
                                                                            ----------         ----------       ---------------
Service Revenue                                                                 62,639                  -                     -
Operating Expenses
    Direct labor and fringe benefits                                            48,459                  -                     -
    Group overhead                                                              10,937                  -                     -
    Corporate general and administrative                                         3,804                  -                     -
    Depreciation and amortization                                                1,481                  -                     -
    Other unusual charges                                                          895                  -                     -
    Severance and restructuring                                                      -                  -                     -
    Discontinued operations                                                          -                  -                     -
                                                                            ----------         ----------       ---------------
Operating Income (Loss)                                                         (2,937)                 -                     -

Other Income (Expense)
    Gain on sale of business                                                         -                  -                     -
    Interest income                                                                268                  -                     -
    Interest expense                                                            (5,641)                 -                     -
    Equity in net income of unconsolidated subsidiaries                          1,520                  -                     -
                                                                            ----------         ----------       ---------------
Income (Loss)  From Continuing Operations Before Income Taxes
      and Minority Interest                                                     (6,790)                 -                     -
    Income tax provision (benefit)                                                (937)                 -                     -
                                                                            ----------         ----------       ---------------
Income (Loss)  From Continuing Operations Before Minority Interest              (5,853)                 -                     -
    Minority interest in net income of subsidiaries                              2,082                  -                     -
                                                                            ----------         ----------       ---------------
Income (Loss)  From Continuing Operations                                       (7,935)                 -                     -

Discontinued Operations
     Income (Loss) from operations of discontinued operations (net of tax)                               -                    -
     Gain (Loss) on Sale of discontinued operations (net of tax)                46,391                   -                    -
                                                                            ----------         -----------      ---------------
Net Income from Continuing Operations before Extraordinary Item                 38,456                   -                    -

     Extraordinary Item (net of tax)                                               698                   -                    -
                                                                            ----------         -----------      ---------------

Net Income (Loss)                                                            $  37,758         $         -      $             -
                                                                            ==========         ===========      ===============
Basic and Fully Diluted Earnings (Loss)  Per Share

Income (Loss)  From Continuing Operations                                    $   (0.33)        $         -      $             -
Discontinued Operations                                                           1.93                   -                    -
Extraordinary Item                                                               (0.03)                  -                    -
                                                                            ----------         -----------      ---------------
Income (Loss) Before Extraordinary Item                                      $    1.57         $         -      $             -
                                                                            ==========         ===========      ===============

Weighted average shares for basic and fully diluted earnings (loss) per
  share                                                                         24,068              24,068               24,068
                                                                            ==========         ===========      ===============

                 Notes to the Pro Forma Financial Information:

1) On April 9, 1999, we sold specified assets and certain liabilities of our Environmental and Facilities Management Group (EFM) for $82 million, less $8 million in working capital, for total cash proceeds of $74 million. The gain on the sale of EFM was calculated as follows, as if the transaction had taken place on:

                                                             January 1,          January 1,          March 31,
                                                               1998                1999                1999
                                                          --------------      --------------      --------------
     Sale proceeds                                                74,000              74,000              74,000
     Transaction fees                                             (2,056)             (2,056)             (2,056)
                                                          --------------      --------------      --------------
     Net sales price                                              71,944              71,944              71,944
     Net assets of discontinued operations                       (29,356)           (301,560)            (47,242)
                                                          --------------      --------------      --------------
     Gain                                                         42,588              41,384              24,702
     Tax provision (a)                                           (28,826)            (25,827)            (19,446)
                                                          --------------      --------------      --------------
     Gain on sale, net of tax                                   $ 13,762            $ 15,557            $  5,256
                                                          ==============      ==============      ==============

    (a)   Assumes goodwill expense is not deductible for tax purposes.


2) To record the removal of EFM's net assets and the results of operations for the respective periods from the books and records.

3) The cash proceeds $74 million from the sale of EFM have been recorded as follows:
          $36,876  to pay off the outstanding balance on the revolving line of credit
           10,844  to pay trade accounts payable
            2,500  to pay deferred salaries and related costs
           11,724  to pay other accrued expenses, primarily related to settlements on the Nitric Acid projects
           10,000  to collateralize outstanding letters of credit
            2,056  to pay commissions and professional fees associated with closing the EFM sale
          -------
          $74,000
          =======

4) On June 30, 1999, we sold of 90% of our interest in the Consulting Group for $70.55 million plus a $3 million adjustment of working capital in exchange for $64 million in cash, $3 million in a short-term promissory note, and $6.55 million in long-term notes. The gain on the sale of the Consulting Group was calculated as follows, as if the transaction had taken place on:

                                                                 January 1,          January 1,           March 31,
                                                                    1998                1999                1999
                                                               --------------      --------------      --------------
     Sale proceeds                                                   $ 73,550            $ 73,550            $ 73,550
     Transaction fees                                                    (800)               (800)               (800)
                                                               --------------      --------------      --------------
     Net sales price                                                   72,750              72,750              72,750
     Net assets of discontinued operations
            and other asset write-offs                                (22,337)            (20,301)            (19,216)
                                                               --------------      --------------      --------------
     Gain                                                              50,413              52,449              53,534
     Tax provision (a)                                                (20,884)            (21,615)            (15,179)
                                                               --------------      --------------      --------------
     Gain on sale, net of tax                                        $ 29,254            $ 30,834            $ 38,355
                                                               ==============      ==============      ==============

    (a)   Assumes goodwill expense is not deductible for tax purposes.


5) To record the removal of the Consulting Group's net assets and results of operations for the respective periods from the books and records.

6) The cash proceeds of $64 million from the sale of the Consulting Group have been recorded as follows:
          $  8,761 to pay trade accounts payable
            12,900 to collateralize additional outstanding letters of credit 41,539 retained cash
               800 to pay commissions and professional fees associated with closing of sale
          -------
          $64,000
          =======

7) To reclassify the remaining 10% ownership in the Consulting Group as an equity investment.

8) To reflect the pro forma reduction to interest expense as if the cash proceeds had been used to pay off the revolving debt as of the beginning of the period.

                       CONFIDENTIAL VOTING INSTRUCTIONS

ICF KAISER INTERNATIONAL, INC.           This confidential Proxy is solicited on
                                         behalf of the Board of Directors

     To: The Trustee of the ICF Kaiser International, Inc. Retirement and 401(k) Plans (the "Plans")

          Pursuant to the terms of each of the Plans, I the undersigned, as a participant or a beneficiary and a named fiduciary under each of the Plans, hereby direct the Trustee to vote:

          (i) the shares of ICF Kaiser International, Inc. Stock ("Company Stock") allocated to my accounts under each of the Plans on the record date; and

          (ii) the proportionate amount of Company Stock which is allocated to the accounts of other participants and beneficiaries in each of the Plans but for which no voting instructions are received in a timely fashion , at the Annual Meeting of Shareholders of ICF Kaiser International, Inc. on _____ __________, 1999, and at any adjournment thereof, in the manner specified below.

          The Board of Directors recommends votes be cast FOR the election of directors and FOR proposals 2, 3, 4, 5, 6, 7 and 8.

     (1) ELECTION OF DIRECTORS Thomas C. Jorling, James J. Maiwurm and Hazel R. O'Leary

          [_]  FOR all nominees (except as marked to the contrary)

          [_]  WITHHOLD AUTHORITY to vote for all nominees
               (Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

     (2)  STOCK ISSUANCE PROPOSAL
          [_] FOR         [_] AGAINST         [_] WITHHELD

     (3)  REVERSE SPLIT PROPOSAL
          [_] FOR         [_] AGAINST         [_] WITHHELD

     (4)  SHAREHOLDER DEMOCRACY PROPOSAL

          [_] FOR         [_] AGAINST         [_] WITHHELD

     (5)  RIGHTS PLAN PROPOSAL
          [_] FOR         [_] AGAINST         [_] WITHHELD

     (6)  OBSOLETE PREFERRED STOCK PROPOSAL

          [_] FOR         [_] AGAINST         [_] WITHHELD

     (7)  STOCK INCENTIVE PLAN PROPOSAL
          [_] FOR         [_] AGAINST         [_] WITHHELD

     (8)  RATIFICATION OF ACCOUNTANTS
          [_] FOR         [_] AGAINST         [_] WITHHELD


                              Dated ______, 1999


                              ______________________________________
                                    Signature

                         Please Mark, Sign, Date and Return the Voting Instructions Promptly using the Enclosed Envelope.

                              Participant Notice
          ICFKaiser International , Inc. Retirement and 401(k) Plans

                                                    ______________________, 1999


Dear Plan Participant:

     The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by Icf Kaiser International, Inc. in conjunction with the Annual Meeting of Shareholders of ICF Kaiser International, Inc. to be held on ________ _____________, 1999, to elect directors and to conduct other business.

     While only the Trustee of the ICF Kaiser International, Inc. Retirement and 401(k0 Plans (the "Plans") can actually vote the shares of ICF Kaiser International, Inc. stock ("Company Stock") held in the each of the Plans, you, as a participant or a beneficiary with Company Stock credited to your accounts under the Plans as of _______________________, 1999, (the record date for the annual meeting) and a named fiduciary under the each of the Plans, are entitled to instruct the Trustee of the Plans with respect to the following:

     (1) The voting of Company Stock allocated to your accounts under the Plans on the record date;

     (2) The voting of a pro-rata portion of Company Stock (based upon the ration of the amount of Company Stock in your account under each Plan and the total amount of Company Stock in each of the Plans) allocated to the accounts under each Plan of other participants and beneficiaries for which no instructions are received,



     Accordingly, please review the enclosed information carefully and complete the Instruction form and return it to the Trustee by __________, 1999.

     If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your accounts under a Plan and uninstructed Company Stock, in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Plans. If the Voting Instruction Form is received after the close of business on ________ ______________, 1999, the Trustee cannot ensure that your voting instructions will be followed.

     It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to ICF Kaiser International, Inc. or any other party how, or if, you voted. The Trustee will supervise and control the mailing of all materials to Plan participants and the receipt of all Voting Instruction Forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

     If you have any questions regarding the information provided to you, you may contact _________________________.

               Trustee of the ICF Kaiser International, Inc. Retirement and 401(k) Plans